SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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ROHM AND HAAS COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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100 INDEPENDENCE MALL WEST, PHILADELPHIA, PA 19106-2399 TELEPHONE (215) 592-3000

March 18, 2005

Dear Stockholder:

You are cordially invited to attend the Rohm and Haas Company Annual Meeting of Stockholders, which we will hold on Monday, May 2, 2005, at the Chemical Heritage Foundation, 315 Chestnut Street, Philadelphia, PA 19106, commencing at 10:30 a.m. local time (EDT). I look forward to bringing you up to date on the progress of the Company during the past year.

We appreciate your ongoing interest and participation in this Company. Please take the time to vote — electronically, by phone or by mail — to ensure that your shares will be represented at the meeting.

Your vote is very important.

Sincerely,

Raj L. Gupta
Chairman of the Board of Directors,
President and Chief Executive Officer

This document is dated March 18, 2005 and is first being mailed to stockholders on or about March 21, 2005.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held Monday, May 2, 2005

The annual meeting of stockholders of Rohm and Haas Company will be held on Monday, May 2, 2005, at the Chemical Heritage Foundation, 315 Chestnut Street, Philadelphia, PA 19106, commencing at 10:30 a.m. local time (EDT), to act upon the following matters:

1.	Election of thirteen members of the Board of Directors, each of whom will serve a one-year term;

2.	Adoption of the 2005 Rohm and Haas Company Non-Employee Directors’ Stock Plan;

3.	Adoption of the 2005 Rohm and Haas Company Non-Qualified Savings Plan;

4.	Ratification of PricewaterhouseCoopers LLP as Rohm and Haas Company’s independent registered public accounting firm for 2005; and

5.	To transact any other business as may properly come before the meeting.

The Board of Directors of Rohm and Haas Company recommends a vote “FOR” the election of each of the nominees for director and for each of these proposals. Stockholders of record at the close of business on Friday, March 4, 2005 are entitled to vote their shares.

It is important that your shares be voted at the meeting. Please see the proxy card for instructions on voting electronically, by telephone, or by signing, dating and returning the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

A summary report of the meeting, which includes a transcript of the presentations and an edited transcript of the questions and answers, will be available following the meeting on the Rohm and Haas Company public web site located at www.rohmhaas.com.

This Proxy Statement is dated March 18, 2005 and is first being mailed to stockholders on or about March 21, 2005.

By Order of the Board of Directors,

Robert A. Lonergan
Corporate Secretary

Rohm and Haas Company

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To be held Monday, May 2, 2005

The enclosed proxy is being solicited by Rohm and Haas Company’s Board of Directors for use at the annual meeting of stockholders and any adjournment of the meeting.

Place, Date and Time

The Rohm and Haas Company annual stockholders meeting will be held on Monday, May 2, 2005, at the Chemical Heritage Foundation, 315 Chestnut Street, Philadelphia, PA 19106, commencing at 10:30 a.m. local time (EDT), subject to any adjournments or postponements.

Record Date

Only holders of Rohm and Haas Company common stock as of Friday, March 4, 2005 are entitled to receive notice of and to vote at the Rohm and Haas annual meeting. As of March 4, 2005, there were 226,593,594 shares of Rohm and Haas common stock outstanding, each share of which entitles the registered holder to one vote. Rohm and Haas will have a list of Rohm and Haas stockholders entitled to vote at the Rohm and Haas annual meeting available during normal business hours at 100 Independence Mall West, Philadelphia, PA, 19106 for the ten-day period prior to the Rohm and Haas annual meeting on May 2, 2005.

Vote required

Each of the proposals to elect directors, adopt the new plans and ratify PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2005, requires the approval of the holders of a majority of the Rohm and Haas common stock, present (in person or by proxy) at a meeting at which a quorum is present.

The holders of a majority of the outstanding shares of Rohm and Haas common stock will constitute a quorum for these votes. If a quorum is not present at the Rohm and Haas annual meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

As of March 4, 2005, directors and executive officers of Rohm and Haas were entitled to vote approximately 28.74% of the outstanding votes entitled to be cast by stockholders at the Rohm and Haas annual meeting.

How shares will be voted at the annual meeting

All shares of Rohm and Haas common stock represented by properly executed proxies received before or at the Rohm and Haas annual meeting, and not revoked, will be voted in accordance with the instructions indicated in the proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” the election of the thirteen nominees for the Board of Directors, “FOR” the adoption of the new plans and “FOR” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2005. A proxy with voting instructions to “ABSTAIN” from voting will be counted towards determining whether a quorum for the meeting is present, but will not be counted for the vote required for the adoption of the proposal on which the stockholder has abstained. Under current New York Stock Exchange rules, brokers who hold shares in street name for customers must receive instructions from the beneficial owners of the shares giving express authority to vote on equity compensation proposals.

Brokers who hold shares in street name for customers have the authority to vote on some routine matters, such as election of the directors and ratification of the independent registered public accounting firm, when they have not received express instructions from beneficial owners.

The Rohm and Haas Board of Directors is not currently aware of any other business to be brought before the Rohm and Haas annual meeting other than that described herein. If, however, other matters are properly brought before the Rohm and Haas annual meeting or any adjournment or postponement of the meeting, the people appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

How to revoke a proxy

You may revoke your proxy at any time before its use by delivering to Robert A. Lonergan, Corporate Secretary of Rohm and Haas Company, a signed notice of revocation or a later-dated signed proxy, or by attending the Rohm and Haas annual meeting and voting in person. Attendance at the Rohm and Haas annual meeting will not itself constitute the revocation of a proxy.

Solicitation of proxies

Rohm and Haas Company will pay the cost of solicitation of proxies for the Rohm and Haas annual stockholders meeting. In addition to solicitation by mail, Rohm and Haas will arrange for brokerage firms and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Rohm and Haas will, upon request, reimburse the brokerage houses and custodians for their reasonable expenses. Rohm and Haas has retained the proxy solicitation firm of D. F. King & Co., Inc. to assist in the solicitation of proxies and to verify the records related to the solicitations. D. F. King will receive a fee of $6,000 and expenses reimbursement for its services. Rohm and Haas or its directors, officers or employees may request by telephone or facsimile the return of proxy cards. The extent to which this will be necessary depends entirely on how promptly the stockholders vote. We urge you to vote your shares without delay.

ELECTION OF ROHM AND HAAS DIRECTORS

At the annual meeting, stockholders will be asked to elect thirteen nominees to serve as directors of Rohm and Haas Company. The elected directors will hold office until the next annual meeting of stockholders and until their successors are elected.

The Rohm and Haas Company Board of Directors nominated each of the persons listed below for re-election to the Board upon the recommendation of the Nominating and Governance Committee of the Rohm and Haas Board of Directors. If any nominee is unable to serve as a director, the persons named as proxies will vote for any other nominee who is designated by the Rohm and Haas Board of Directors or the Rohm and Haas Board of Directors may decrease the number of directors. Votes may be cast in favor of or withheld from each nominee. If a quorum is present at the meeting, a nominee will be elected as a director by receiving the affirmative vote of a majority of the shares of Rohm and Haas stock represented, in person or by proxy, at the Rohm and Haas annual meeting.

Mr. Earl G. Graves, Sr., a director of the Company since 1984, and Mr. James A. Henderson, a director of the Company since 1989, have attained the age of 70 and, in accordance with the Corporate Governance Policies and Guidelines of Rohm and Haas Company, will not stand for re-election to the Board.

Dr. J. Michael Fitzpatrick, the former President and Chief Operating Officer of the Company and a director of the Company since 1999, elected to retire from his office and from the Board effective January 31, 2005. Accordingly, Dr. Fitzpatrick will not stand for re-election to the Board.

Mr. Rick J. Mills and Dr. George M. Whitesides, both of whom are standing for election to the Board of Directors, were first elected to the Board on February 7, 2005 by a vote of the Board of Directors. Both Mr. Mills and Dr. Whitesides were proposed to the Nominating and Governance Committee for consideration of their election to the Board by a third party search firm that was compensated by the Company for identifying, evaluating and recommending candidates for board service.

The Rohm and Haas Board of Directors recommends a vote “FOR” the election of each of the nominees.

WILLIAM J. AVERY Director since 1997

Mr. Avery, 64, formerly Chairman, Chief Executive Officer and Director of Crown Cork & Seal Company, Inc. from 1990 until his retirement in 2001. Mr. Avery also is a director of the Lincoln Financial Group.

Rohm and Haas Board Committees:
Audit; Executive; Nominating and Governance

RAJ L. GUPTA Director since 1999

Mr. Gupta, 59, Chairman, President and Chief Executive Officer, Rohm and Haas Company from February 1, 2005 to present; previously, Chairman and Chief Executive Officer from 1999 to 2005; Vice Chairman from 1998 to 1999; Director of Electronic Materials business from 1996 to 1999; Vice President and Regional Director of the Asia-Pacific Region, Rohm and Haas Company from 1993 to 1998. Mr. Gupta also is a director of The Vanguard Group and Tyco International Ltd. (effective March 2005).

Rohm and Haas Board Committees:
Executive (Chair)

DAVID W. HAAS Director since 1999

Mr. Haas, 49, Chairman and Director, The William Penn Foundation from 1998 to present; previously, Vice Chairman, The William Penn Foundation from 1996 to 1998. He is a cousin of Thomas W. Haas.

Rohm and Haas Board Committees:
Nominating and Governance; Sustainable Development

THOMAS W. HAAS Director since 1999

Mr. Haas, 49, Director and Corporate Officer, The William Penn Foundation; pilot and flight instructor. He is a cousin of David W. Haas.

Rohm and Haas Board Committees:
Executive Compensation; Nominating and Governance

RICHARD L. KEYSER Director since 1999

Mr. Keyser, 62, Chairman and Chief Executive Officer, W.W. Grainger, Inc. from 1997 to present; previously, President and Chief Executive Officer, W.W. Grainger, Inc. from 1995 to 1997. Mr. Keyser also is a director of The Principal Financial Group.

Rohm and Haas Board Committees:
Executive; Nominating and Governance; Sustainable Development (Chair)

RICK J. MILLS Director since 2005

Mr. Mills, 57, Vice-President and Group President – Filtrations, Cummins Inc. from 2000 to present; previously, Corporate Controller, Cummins, Inc. from 1996 to 2000.

Rohm and Haas Board Committees:
Audit; Nominating and Governance

JORGE P. MONTOYA Director since 1996

Mr. Montoya, 58, formerly President, Global Snacks & Beverage, The Procter & Gamble Company, and President, Procter & Gamble Latin America from 1999 until his retirement in October 2004; previously, Executive Vice President, The Procter & Gamble Company from 1995 to 1999. Mr. Montoya also is a director of The Gap, Inc.

Rohm and Haas Board Committees:
Nominating and Governance; Sustainable Development

SANDRA O. MOOSE Director since 1981

Dr. Moose, 63, President, Strategic Advisory Services from 2004 to present; formerly Senior Vice President and Director, The Boston Consulting Group, Inc. from 1989 until her retirement in 2003 (Dr. Moose had been employed by the Boston Consulting Group since 1968). Dr. Moose also is a director of CDC-Nvest Funds, Verizon Communications and The AES Corporation.

Rohm and Haas Board Committees:
Audit; Executive; Nominating and Governance (Chair)

GILBERT S. OMENN Director since 1987

Dr. Omenn, 63, Professor of Internal Medicine, Human Genetics and Public Health, University of Michigan from 2002 to present; previously, Executive Vice President for Medical Affairs, University of Michigan, and Chief Executive Officer, The University of Michigan Health System from 1997 to 2002. Dr. Omenn also is a director of Amgen Inc.

Rohm and Haas Board Committees:
Audit; Nominating and Governance

GARY L. ROGERS Director since 2004

Mr. Rogers, 60, Vice Chairman and Executive Officer, General Electric Company from 2001 until his retirement in December 2003; previously, Senior Vice President, General Electric Company and President and Chief Executive Officer, GE Plastics from 1992 to 2001 (Mr. Rogers had been employed by General Electric Company in positions of increasing responsibility since 1966). Mr. Rogers also is a director of W.W. Grainger Inc.

Rohm and Haas Board Committees:
Executive Compensation; Nominating and Governance

RONALDO H. SCHMITZ Director since 1992

Dr. Schmitz, 66, former Member of the Board of Managing Directors, Deutsche Bank AG from 1991 until his retirement in 2000. Dr. Schmitz also is a director of Cabot Corporation, GlaxoSmithKline Plc., and the Legal and General Group Plc.

Rohm and Haas Board Committees:
Audit (Chair); Nominating and Governance

GEORGE M. WHITESIDES Director since 2005

Dr. Whitesides, 65, Woodford L. & Ann A. Flowers Professor of Chemistry and Chemical Biology, Harvard University from 2004 to present; previously, Mallinckrodt Professor of Chemistry, Harvard University from 1982 to 2004, and Chairman of the Chemistry Department, Harvard University from 1986 to 1989. Dr. Whitesides also is a director of Theravance Inc.

Rohm and Haas Board Committees:
Nominating and Governance; Sustainable Development

MARNA C. WHITTINGTON Director since 1989

Dr. Whittington, 57, President and Chief Executive Officer, Nicholas-Applegate Capital Management from 2001 to present, and Chief Operating Officer, Allianz Global Investors from 2002 to present; formerly, Chief Operating Officer, Morgan Stanley Investment Management from 1996 until her retirement in 2001. Dr. Whittington also is a director of Federated Department Stores, Inc.

Rohm and Haas Board Committees:
Executive; Executive Compensation; Nominating and Governance

BOARD OF DIRECTORS

ORGANIZATION

The Rohm and Haas Board of Directors held five meetings in 2004. All directors attended at least 75% of the meetings of the Board and committees on which they serve. All directors attended the 2004 annual meeting of stockholders held on May 3, 2004, and expect to be present at the 2005 annual meeting and available to respond to questions posed to them.

The committee memberships listed below have been effective since May 3, 2004, with the exception of the memberships of new directors Mr. Mills and Dr. Whitesides, whose memberships were effective on February 7, 2005, the date of their elections to the Board. The committees of the Rohm and Haas Board of Directors, their functions, and the number of meetings held in 2004 are as follows:

Audit Committee

The Company has a standing Audit Committee of the Board of Directors that currently is composed of 5 members, all of whom meet the requirements of independence under applicable law, rules, regulations and the listing standards of the New York Stock Exchange. During 2004, the Committee held 14 meetings. The Audit Committee operates pursuant to a charter, which was amended and adopted by the Committee and the Board of Directors in May 2003. The charter is posted on Rohm and Haas’s public web site located at www.rohmhaas.com.

The Committee assists the Board of Directors with oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm. In performing these oversight functions, the Committee, among other things: reviews the Company’s annual financial statements; selects and retains the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP; pre-approves all audit and permitted non-audit services and fees of the independent registered public accounting firm; reviews the auditor’s independence and considers the scope of its audits and audit results, including review of the independent registered public accounting firm’s management letter and the Company’s response to that letter; considers the adequacy of the Company’s internal accounting control systems; reviews the staffing and audit program of the internal auditing department; and reviews the adequacy of the Company’s policies and procedures with respect to compliance with the Rohm and Haas Company Code of Business Conduct and Ethics. In addition, the Audit Committee’s responsibilities include: reviewing the financial strategy of Rohm and Haas, particularly its policies for capital structure, dividend payout, and return on assets; approving and recommending to the Rohm and Haas Board of Directors all dividend payments; considering Rohm and Haas’s financing plans; reviewing Rohm and Haas’s foreign financial programs and currency exposure policies and practices; and overseeing the activities of the Rohm and Haas Benefits Investment Committee.

The Board, in its business judgment, has affirmatively determined that all members of the Audit Committee are independent and financially literate. The Board of Directors further has determined that Mr. Avery, Mr. Mills and Dr. Moose are audit committee financial experts serving on its audit committee.

Members: R. H. Schmitz (Chair), W. J. Avery, R. J. Mills, S. O. Moose, G. S. Omenn

Executive Committee

The Company has an Executive Committee of the Board of Directors that considers matters requiring Rohm and Haas Board action between the Rohm and Haas Board meetings. During 2004, the Committee did not meet.

Members: R. L. Gupta (Chair), W. J. Avery, R. L. Keyser, S. O. Moose, M. C. Whittington

Executive Compensation Committee

The Company has a standing Executive Compensation Committee of the Board of Directors that currently is composed of 4 members, all of whom meet the requirements of independence under applicable law, rules, regulations, the listing standards of the New York Stock Exchange and Section 162(m) of the Internal Revenue Code. During 2004, the Committee held 6 meetings. The Committee operates pursuant to a charter that was approved and adopted by the Committee and the Board in May 2003. The charter is posted on Rohm and Haas’s public web site located at www.rohmhaas.com. As part of its responsibilities, the Committee reviews and approves compensation plans and remuneration arrangements for senior management and directors and oversees the administration of executive compensation plans. Also, the Committee makes compensation decisions to the extent practicable in accordance with the requirements of Section 162(m) of the Internal Revenue Code.

Members: J. A. Henderson (Chair), T. W. Haas, G. L. Rogers, M. C. Whittington

Nominating and Governance Committee

The Company has a standing Nominating and Governance Committee of the Board of Directors that is composed of all non-management directors, all of whom meet the requirements of independence under applicable law, rules, regulations and the listing standards of the New York Stock Exchange. During 2004, the Committee held 4 meetings that included scheduled executive sessions without the presence of Company management. The chairperson of the Committee, Dr. Sandra Moose, presided over the Committee’s meetings and the executive sessions. The Committee operates pursuant to a charter that was amended by the Committee and the Board in February 2005. The charter is posted on Rohm and Haas’s public web site located at www.rohmhaas.com. The functions of the Committee include: determining corporate governance policies; nominating directors for board membership; evaluating CEO performance and overseeing the evaluation of other senior management; overseeing succession planning; monitoring management development plans; evaluating the performance of the Board and Board committees annually; and meeting in regular, scheduled executive sessions without management present to discuss, among other things, the performance of management and the Company’s strategic plans and objectives.

The Committee has a process for identifying and evaluating director candidates. As a matter of policy, the Committee will consider nominations of director candidates submitted by stockholders upon the submission of the names and biographical data of the candidates (including any relationship to the proposing stockholder) in writing to the Committee at the address listed in the Corporate Governance Disclosures section, below. Information regarding director candidates nominated by stockholders for election to the Board in 2006 should be submitted to the Committee not later than 120 days before the date of the previous year’s proxy statement or November 16, 2005. The Committee’s process for identifying and evaluating candidates recommended by stockholders is the same as for candidates recommended by the Board, management or others. The process may involve the paid retention of a third party search consulting firm whose function includes, as appropriate, the identification of suitable candidates for Board membership, evaluation of a candidate’s qualifications based on the Board’s established criteria for Board membership, and providing recommendations on qualified candidates to the Committee. In searching for appropriate candidates, the Committee and its consultants adhere to the criteria the Board has established for the consideration and selection of candidates. At a minimum, the Board as a whole shall have competency in the following areas, with at least one director contributing knowledge, experience and skill in each area: (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) international business and markets; (vii) business strategy; (viii) crisis management; (ix) corporate governance; and (x) risk management. The Board seeks director candidates from diverse professional and personal backgrounds who possess a broad spectrum of experience and expertise as well as a reputation for honesty and integrity. Among other criteria, at a minimum the Board may consider the following skills, attributes and competencies in a new member: (i) sound business and personal judgment; (ii) diversity of origin, background and thought; (iii) senior management experience and demonstrated leadership; (iv) accountability and integrity; (v) financial literacy; (vi) maturity and self-confidence; (vii) industry or business knowledge including science, technology and marketing acumen; (viii) independence from management; (ix) independence of thought and ideas; (x) demonstrated commitment to the concepts of sustainable development, including social responsibility and environmental, health and safety stewardship; and (xi) other board appointments and service.

Members: S. O. Moose (Chair), W. J. Avery, E. G. Graves, D. W. Haas, T. W. Haas, J. A. Henderson, R. L. Keyser, R. J. Mills, J. P. Montoya, G. S. Omenn, G. L. Rogers, R. H. Schmitz, G. M. Whitesides, M. C. Whittington

Sustainable Development

The Company has a standing Sustainable Development Committee of the Board of Directors that currently is composed of 5 members, all of whom are independent as defined in the listing standards of the New York Stock Exchange. During 2004, the Committee held 5 meetings. The Committee operates pursuant to a charter that was approved and adopted by the Committee and the Board in May 2003. The charter is posted on Rohm and Haas’s public web site located at www.rohmhaas.com. As part of its responsibilities, the Committee establishes guidelines and monitors management performance in meeting Rohm and Haas’s responsibilities to its employees, its customers, the general public and the communities in which Rohm and Haas operates.

Members: R. L. Keyser (Chair), E. G. Graves, D. W. Haas, J. P. Montoya, G. M. Whitesides

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed solely of independent directors, as defined by applicable law, rules, regulations and the listing standards of the New York Stock Exchange. The Board of Directors has made a determination that, in its business judgment, all members are financially literate, and has further determined that Mr. Avery, Mr. Mills and Dr. Moose are audit committee financial experts, as that term has been defined by the SEC. The composition of the Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with governing requirements for a corporate audit committee. The Committee reviews and assesses its charter and its performance on an annual basis.

The functions of the Audit Committee are set forth in its charter. One of the Audit Committee’s key functions is oversight of management’s responsibilities regarding the preparation, presentation and integrity of the Company’s financial statements, and accurate disclosure about the Company’s financial condition and results of operations. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an integrated audit of the consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board, and expressing an opinion on the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting. Additionally, among other matters, the Audit Committee retains, establishes compensation terms for and reviews the performance of the independent registered public accounting firm, and approves in advance all audit and non-audit services provided by the independent registered public accounting firm. During 2004, the Audit Committee oversaw the work of the Company and PwC in complying with Section 404 of the Sarbanes-Oxley Act, which requires that both the Company’s management and PwC attest to the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Committee serves in an oversight role on the basis of the information it receives, discussions with management and with the independent registered public accounting firm, and the experience of the Committee’s members in business, financial and accounting matters.

The Audit Committee has reviewed and discussed with management and with the independent registered public accounting firm the Company’s audited consolidated financial statements and other financial disclosures including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 90, Audit Committee Communications. The Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has reviewed and considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the firm’s independence and has discussed with the independent registered public accounting firm its qualifications, performance and independence.

Based upon these reviews and discussions and the information provided to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2004.

Audit Committee
Ronaldo H. Schmitz, Chair	Sandra O. Moose
William J. Avery	Gilbert S. Omenn
Rick J. Mills

DIRECTORS’ COMPENSATION

Directors who are employees of Rohm and Haas Company do not receive compensation for their services as directors. Non-employee directors are compensated under the terms of the 2005 Rohm and Haas Company Non-Employee Directors’ Stock Plan, effective January 1, 2005 subject to stockholder approval.

In 2005, non-employee directors will receive retainer fees of $125,000, the same amount they received in 2004. The plan requires that the non-employee director defer at least 50% of his or her directors’ compensation into “deferred stock shares” that are credited to the director’s deferred stock account. The director is permitted under the plan to defer all or a portion of the remaining 50% of his or her compensation into additional deferred stock shares or to receive that compensation in cash. Therefore, this year a director will receive at least 1,472.84 deferred stock shares, which is determined by dividing $62,500 (50% of the $125,000 retainer fee) by the average of the fair market value of Rohm and Haas stock on January 7, 2005, which was $42.435 per share. These shares are credited to a director’s deferred stock account. The remaining $62,500 may be paid in cash or additional deferred stock shares at the director’s election. While deferred stock shares do not carry voting rights, each deferred stock share is credited on each dividend payment date with deferred stock shares equal to the applicable dividend payable on Rohm and Haas common stock. One deferred stock share entitles the director to one share of Rohm and Haas common stock when the director leaves the Rohm and Haas Board of Directors. Each director may elect to receive the stock immediately after leaving the Board or in annual installments over a period of up to 10 years after leaving the Board. A director who chairs a Board committee will receive an additional fee of $5,000 that is paid in cash.

In addition, all non-employee directors are reimbursed for their reasonable travel expenses to Board meetings.

The 2005 Rohm and Haas Company Non-Employee Directors’ Stock Plan replaces the old non-employee directors’ stock plan and was designed to comply with the provisions of the American Jobs Creation Act of 2004 regarding the timing and manner of elections to defer compensation and to take distributions from deferred accounts. The new plan provides exactly the same directors’ compensation and benefits as the old plan. More details about the new plan are provided in the New Deferred Compensation Plan Proposals section, below.

Share Ownership Guidelines—Directors are subject to share ownership guidelines. They are expected to own, directly or through deferred stock shares, shares having a value equal to two times their annual board service compensation within five years of election to board membership.

Other Information and Business Relationships—Rohm and Haas has no related party transactions as defined by Item 404 of Regulation S-K.

EXECUTIVE COMPENSATION

     Rohm and Haas Company’s executive compensation policies are equitably based and applied, and all employees, including its executive officers, are compensated based on all services rendered in all capacities. Rohm and Haas discloses all compensation awarded to, earned by and paid to its executive officers for all services rendered in all capacities. The Company does annually provide to its executives up to $4,000 in financial planning services, but otherwise, as a matter of philosophy, does not provide perquisites to its executives.

Summary Compensation Table

					Long-Term
		Annual			Compensation
		Compensation			Awards			All
Name and				Other	Restricted	Securities	Payouts	Other
Principal				Compen-	Stock	Underlying	LTPSP	Compen-
Position	Year	Salary	Bonus	sation	Awards	Options	Payouts	sation

			(1)				(1)
Raj L. Gupta	2004	$1,027,500	$1,236,150	0	$0	157,440	$396,670	$51,959	(2)
Chairman, President &	2003	936,000	415,800	0	1,400,166	254,270	374,338	40,976
Chief Executive Officer	2002	898,000	201,300	0	0	300,000	400,838	32,329

Alan E. Barton	2004	$361,385	$227,910	0	$1,068,125	31,490	$96,086	$19,197	(3)
Vice President,	2003	323,200	86,592	0	319,256	49,440	77,051	15,459
Coatings	2002	303,300	53,138	0	0	40,000	68,122	14,497

Pierre R. Brondeau	2004	$364,346	$261,990	0	$1,068,125	31,490	$96,086	$134,573	(4)
Vice President,	2003	335,200	89,496	0	319,256	49,440	82,843	263,951
Electronic Materials	2002	322,000	53,138	0	0	45,000	80,197	11,600

Jacques M. Croisetiere	2004	$360,577	$327,488	0	$1,148,525	31,490	$91,752	$16,520	(5)
Vice President and	2003	287,500	85,800	0	174,451	21,200	49,495	706,483	(6)
Chief Financial Officer(7)

J. Michael Fitzpatrick	2004	$674,327	$643,044	0	$0	42,940	$290,217	$34,438	(8)
President &	2003	634,100	224,400	0	382,822	66,390	270,531	26,789
Chief Operating Officer(9)	2002	618,000	110,000	0	0	125,000	285,525	22,258

(1)	A portion of the payouts of both the annual bonus and long-term plans during 2002 and 2003 were paid in restricted stock, valued at fair market value as of the first business day of the month of grant, in lieu of cash, and is included in the amounts shown in the table in the Bonus and LTPSP Payouts columns rather than in the Restricted Stock Awards column. The total number (and value) of restricted shares granted during the last five years and held at the end of 2004 for the named executive officers were: Mr. Gupta, 82,613 ($3,653,973); Dr. Barton, 54,200 ($2,397,266); Dr. Brondeau, 64,200 ($2,839,566); Mr. Croisetiere, 48,120 ($2,128,348); and Dr. Fitzpatrick, 25,607 ($1,132,598). Dr. Fitzpatrick’s restricted stock awards immediately vested upon his retirement effective January 31, 2005. Regular dividends are paid currently on restricted shares and these shares carry voting rights. During 2004, the named executives were paid regular dividends in the following amounts: Mr. Gupta, $82,145.85; Dr. Barton, $35,014.00; Dr. Brondeau, $38,464.00; Mr. Croisetiere, $25,176.40; and Dr. Fitzpatrick, $27,493.09.

(2)	Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Non-Qualified Savings Plan of $51,959.

(3)	Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Non-Qualified Savings Plan of $19,197.

(4)	Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Non-Qualified Savings Plan of $16,338 and $118,235 for various other expenses related to assignment outside of Rohm and Haas’s home country as allowed under Rohm and Haas’s international personnel policy.

(5)	Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Non-Qualified Savings Plan of $16,070 and $450 for various expenses related to assignment outside of Rohm and Haas’s home country as allowed under Rohm and Haas’s international personnel policy.

(6)	Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Non-Qualified Savings Plan of $12,089, relocation expenses of $67,620, taxes paid to France for multiple years in the amount of $560,445 (including $298,618 for 2003, $142,871 for 2002 and $118,956 for 2001) and $66,329 for various expenses related to assignment outside of Rohm and Haas’s home country as allowed under Rohm and Haas’s international personnel policy.

(7)	Mr. Croisetiere became an executive officer of the Company on May 5, 2003.

(8)	Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Non-Qualified Savings Plan of $34,438.

(9)	Dr. Fitzpatrick retired from the Board and from his office of President and Chief Operating Officer of the Company effective January 31, 2005. On December 1, 2004, he and the Company entered into a separation agreement that outlined the compensation and benefits he was entitled to receive upon his retirement. During March 2005, Dr. Fitzpatrick will receive a lump sum payment of $3,006,100 plus interest from March 1, 2005 to March 18, 2005. All awards of stock options, annual bonus and long-term incentive awards are being handled as provided for retiring employees under the plans governing those awards. Dr. Fitzpatrick will also receive certain benefits including retiree medical benefits.

Stock Option Grants in 2004

					Grant Date
	Individual Grants				Value
	Number of	% of
	Shares	Total
	Underlying	Options			Grant Date
	Options	Granted to	Exercise or		Present
	Granted	Employees	Base Price	Expiration	Value
Name	#	in 2004	($/Sh)(1)	Date(2)	($)(3)

R.L. Gupta	157,440	21.4%	$40.20	March 1, 2014	$1,901,875
A.E. Barton	31,490	4.3%	$40.20	March 1, 2014	380,399
P.R. Brondeau	31,490	4.3%	$40.20	March 1, 2014	380,399
J.M. Croisetiere	31,490	4.3%	$40.20	March 1, 2014	380,399
J.M. Fitzpatrick(4)	42,940	5.8%	$40.20	March 1, 2014	518,715

(1)	The exercise price is the average of the high and low New York Stock Exchange prices for Rohm and Haas common stock on the grant dates.

(2)	Options expiring on March 1, 2014 are exercisable as follows: 1/3 become exercisable on March 1, 2005, 1/3 become exercisable on March 1, 2006 and 1/3 become exercisable on March 1, 2007.

(3)	Grant date values are estimated using the Black-Scholes option pricing model. Assumptions used for the Black-Scholes model are as follows:

Risk-free interest rate:	3.320%
Dividend yield:	2.24%
Volatility:	33.85%
Time to exercise:	6 years

Although executives face uncertain risks of forfeiture, these risks are not considered in estimating the grant date values.

(4)	Upon Dr. Fitzpatrick’s retirement from the Company effective January 31, 2005, all of his outstanding options vested and became exercisable on February 1, 2005. Accordingly, the options disclosed in this table will expire on February 1, 2010.

Aggregated Option Exercises in 2004
and December 31, 2004 Option Value

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Acquired		Options at FY-End(#)		Options at FY- End($)(1)
	on	Value	Unexercisable/Exercisable		Unexercisable/Exercisable
Name	Exercise	Realized	(#)	(#)	($)	($)

R. L. Gupta	11,490	$264,099	426,954	630,683	$3,827,590	$5,688,536
A. E. Barton	0	0	77,784	81,798	715,539	791,698
P. R. Brondeau	0	0	79,450	97,434	724,327	911,316
J. M. Croisetiere	0	0	53,958	52,056	393,125	422,844
J. M. Fitzpatrick	14,840	287,982	128,867	318,490	1,088,829	2,910,327

(1)	The value of the options was calculated assuming a stock price of $44.23, which was the closing price of the common stock on the New York Stock Exchange on December 31, 2004.

Long-Term Performance Share Plan Awards (2004 – 2006 Cycle) (1)

			Estimated Future
	Number of	Performance or	Payouts Under
	Shares, Units	Other Period	Performance Share Plan
	or Other Rights	Until Maturation	Threshold	Target	Maximum
Name	(#)	or Payout	(#)	(#)	(#)

R. L. Gupta	$1,920,256	12/31/2006	5,751	46,005	74,758
A. E. Barton	390,000	12/31/2006	1,168	9,344	15,184
P. R. Brondeau	390,000	12/31/2006	1,168	9,344	15,184
J. M. Croisetiere	390,000	12/31/2006	1,168	9,344	15,184
J. M. Fitzpatrick	592,600	12/31/2006	1,775	14,197	23,070

(1)	At the 2004 annual meeting of stockholders, held on May 3, 2004, the stockholders approved the 2004 Rohm and Haas Company Long-Term Performance Share Plan, which replaced the 2000 Rohm and Haas Company Long-Term Incentive Plan. The numbers shown in the column titled “Number of Shares, Units or Other Rights” are the long-term bonus standards in dollar amounts set so that resulting bonuses combined with stock-based grants will produce total long-term compensation at the median level provided by other industrial companies of like size and profitability, if Rohm and Haas meets performance targets. The payouts in number of shares shown in the Target column assume that Rohm and Haas’s performance matches both the three-year average return on net assets (“RONA”) target and the three-year Relative Total Stockholder Return of a peer group of comparison companies. The payouts shown in the Threshold column indicate the lowest possible payout (other than zero), representing 12.5% of the target number of shares. The payouts shown in the Maximum column reflect the highest potential payouts of 162.5% of the target number of shares. Actual dollar value of payouts will depend upon the average closing fair market share price for the month of December 2006.

Pension Plan Table

Years of Service
Remuneration	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years

$400,000	$177,570	$156,760	$195,950	$200,000	$204,330	$233,520
600,000	177,570	236,760	295,950	300,000	309,330	353,520
800,000	237,570	316,760	395,950	400,000	414,330	473,520
1,000,000	297,570	396,760	495,950	500,000	519,330	593,520
1,200,000	357,570	476,760	595,950	600,000	624,330	713,520
1,400,000	417,570	556,760	695,950	700,000	729,330	833,520
1,600,000	477,570	636,760	795,950	800,000	834,330	953,520
1,800,000	537,570	716,760	895,950	900,000	939,330	1,073,520
2,000,000	597,570	796,760	995,950	1,000,000	1,044,330	1,193,520

This table shows the approximate aggregate annual pension benefit under both the Rohm and Haas Pension Plan and the supplemental Rohm and Haas Company Non-Qualified Pension Plan, which is available to employees at Level 14 and above, assuming retirement at age 65 in 2004. The Remuneration column represents the average salary that is based on the highest consecutive 36-month base salary, and the annual bonus that is the average of the bonuses earned under the annual bonus plan in the last five years prior to retirement or, if higher, in the seven years prior to retirement, excluding the highest and lowest of those bonuses. This is the basis for payments under the plans. As of December 31, 2004, the years of credited service on which benefits are based for the named executives are: Mr. Gupta, 33 years; Dr. Barton, 20 years; Dr. Brondeau, 15 years; Mr. Croisetiere, 15 years; and Dr. Fitzpatrick, 29 years at the time of his retirement effective January 31, 2005.

Executive Officers’ Continuity Agreements

The Board of Directors authorized the Company to enter into continuity agreements with six of its executive officers. All of these agreements provide that, if there is a change in control of the Company and the executive is terminated by the Company without cause or by the executive for Good Reason, the executive will be paid compensation upon the termination. Good Reason means a reduction in salary or incentive compensation, materially diminished duties or reporting relationships, or relocation more than 35 miles from where the executive was based. The CEO of the Company and five other executive officers also are entitled to compensation if they leave during a 30-day period following the first anniversary of the change in control. A “change in control” is defined as a merger, asset sale, tender offer or other substantial change in voting control of the Company or the election of a new majority of the board of directors other than, in general, when such members were nominated by members in existence at the beginning of the prior twenty-four month period.

Upon those circumstances, the CEO is entitled to a lump sum payment equal to 3 times, the other five executives are entitled to a lump sum payment equal to 2 times, the sum of the higher of the executive’s highest annual base salary in effect during the 90-day period prior to the change in control or the annual base salary in effect immediately prior to the termination, and the average of the executive’s bonus paid or payable to the executive with respect to the two fiscal years immediately preceding the year of termination. The executives are also entitled to a payment of accrued but unpaid salary through the date of termination, the unpaid portion of bonuses previously earned plus the pro rata portion of the target bonus award under an annual incentive plan, compensation previously deferred and accrued vacation pay. The CEO is entitled to 3 years, and the other five executives are entitled to 2 years, of additional age and service credit and contributions under the Company’s defined benefit and defined contribution pension plans and will receive continued medical, dental, vision and life insurance coverage for up to 3 years for the CEO and 2 years for the other five executives, vesting of all outstanding stock options and restricted stock and all other accrued or vested benefits in accordance with the applicable plan and shall be deemed to be retired for purposes of the Company’s Long-Term Performance Share Plan. Finally, the agreements contain a “gross-up” provision designed to make the executives whole for any excise taxes that may become payable in connection with the termination payments.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee is responsible for implementing the Board’s responsibilities relative to the compensation of Rohm and Haas’s executive employees, including the executive officers. The Company’s compensation policies are to:

•	link executive and stockholder long-term interests through executive compensation,

•	attract and retain the best possible executive talent,

•	motivate its executives to achieve the Company’s long-term strategic goals, and

•	provide a performance-based total compensation package that appropriately recognizes individual, business unit and corporate contributions.

The Executive Compensation Committee is composed entirely of independent directors and operates in accordance with an established Charter that complies with all statutory requirements of the New York Stock Exchange, the Sarbanes-Oxley Act and other applicable laws, rules and regulations. The Committee retains independent external consultants as advisors in its work.

Total compensation of Rohm and Haas executives is based on individual, corporate and business group performance. Individual performance is measured primarily by results achieved compared to objectives agreed to at the beginning of the year. The Committee takes into account individual performance in determining salary increase amounts, Performance Share Plan grants and stock option awards and may also reduce the amounts of incentive compensation awards or grant special awards based upon individual performance.

When Rohm and Haas meets performance targets established by the Committee, the Committee intends executive compensation to be at the median levels of our competitors’ compensation. As Rohm and Haas’s performance moves beyond those targets and the performance of our peer company competitors, the Committee intends our executive compensation to move toward the higher end of our competitors’ compensation. If Rohm and Haas’s performance should fall below those targets, the Committee intends executive compensation to fall toward the lower end of our competitors’ compensation. The formulas in the plans described below are designed to achieve these results.

U.S. tax laws do not allow federal tax deductibility for any amount paid to any of the five highest paid executives that exceeds $1,000,000 and which is not variable or at risk based on performance. It is the Committee’s intention that, wherever practical, all compensation paid to executive officers be fully deductible under the Internal Revenue Code. However, the Committee recognizes that, in any given year, the payment calculations provided for in the compensation plans may result in payments that trigger the non-deductible threshold. In this respect, deductibility is viewed as secondary to the purpose of driving and rewarding the performance that is viewed to be in the best long-term interests of the Company and stockholders.

Executive Compensation Elements:

Salaries—Executive salaries are established under the same system used for other Rohm and Haas salaried employees. The salary range is centered around the market-based median salary for comparable positions in benchmark chemical and specialty materials companies as determined through widely used surveys. Individual executive salaries are then managed in relation to these market-based midpoints based on performance and experience.

Annual Bonuses—Rohm and Haas’s executives participate in the same annual incentive plan in which all Rohm and Haas employees participate. The Committee may at its discretion reduce the amount of a pay-out to an executive officer from the amount otherwise prescribed by the plan, but may not increase the amount of any payout. The 2004 Annual Incentive Plan, which was effective during 2004, is based upon the Company’s adjusted return on net assets (“RONA”). Since the Company’s adjusted return on net assets for 2004 exceeded the RONA performance requirement, the payout factor for 2004 to be paid in March 2005 is 1.23 (or a payout of 123% of target).

The Committee also reviews and approves any recommended actions for executive employees relative to awards under Rohm and Haas’s Special Bonus program. This program rewards exceptional individual performance. For 2004, 12 executive employees received a Special Bonus award.

Long-Term Compensation—In 2004, long-term compensation was composed of stock options and participation in the long-term performance share plan. The Committee determined guidelines for the granting of stock options to executive employees, including the executive officers, so that the combined value of the stock options and long-term incentive awards at guideline levels would be equal to the median of total long-term compensation of benchmark chemical and specialty materials companies at target performance. The value of this compensation was designed to be delivered 50% through stock options and 50% through participation in the long-term performance share plan.

Long-Term Incentives—The long-term performance share plan is based on a three-year cycle. Approximately 52 eligible Rohm and Haas executive employees participate in the plan. Performance under this plan through December 31, 2003 was measured based upon: (1) Rohm and Haas’s five-year cumulative total stockholders return compared to that of a group of peer companies; and (2) a compound sales growth for the award cycle. As of January 1, 2004, performance is measured based upon: (1) Rohm and Haas’s three-year cumulative total stockholders return compared to that of a group of peer companies; and (2) the average three-year return on net assets for the award cycle. For the 2002–2004 performance cycle, a review of the Company’s performance in relation to these measures resulted in a performance factor of 0.952 (or a payout of 95.2% of target).

Stock Options—Stock options are granted to approximately 52 eligible executive employees. In 2004, these employees received stock options with an exercise price equal to the average of the high and low prices on the New York Stock Exchange on the date of grant. Stock options vest incrementally over a three year period.

Restricted Stock—Occasionally, special grants of restricted stock are awarded to executive employees for retention purposes or in recognition of extraordinary performance. During 2004, special restricted stock awards were made to executive officers Alan Barton, Pierre Brondeau and Jacques Croisetiere. The amount of each award is disclosed in the Restricted Stock Awards column of the Summary Compensation Table, above.

Benefits—The benefits provided for executive employees are in line with those of all parent company employees and with those provided by other large chemical companies. Additionally, as a matter of corporate policy executives are generally not afforded any special perquisites. The one exception to this is a relatively nominal ($4,000/year) financial counseling benefit that is offered to all executives.

Performance of Rohm and Haas and its Chief Executive Officer

In reviewing Mr. Gupta’s performance in 2004, the Committee noted continued strong performance in a challenging business environment marked by large and rapid increases in raw material costs. Sales in 2004 increased 14% over 2003. Earnings improved by 77%, to $497 million in 2004 from $280 million in 2003, and the Company continued to substantially strengthen its balance sheet. Dividends were increased by 13%. The Company’s safety performance also evidenced steady progress. Mr. Gupta continued to demonstrate effective leadership and the highest standards of personal and business integrity.

Chief Executive Officer’s Compensation

In February 2004, the Committee increased Mr. Gupta’s annual salary amount by $60,000 effective April 1, 2004 based upon consideration of outside market data for CEO positions among our peer companies, Mr. Gupta’s performance in 2003 and the Committee’s expectations of his future performance.

Also, Mr. Gupta’s award under the Annual Incentive Plan, earned in 2004 and paid in 2005, will be $1,236,150, and his award under the terms of the Long-Term Performance Share Plan for the 2002 to 2004 performance cycle (payable in 2005) will be $396,670 based upon the Company’s having achieved its financial targets.

Mr. Gupta’s 2004 stock option grant followed the Committee’s guidelines and has an exercise price equal to the fair market value on the date granted. Mr. Gupta’s 2004 performance share plan award also followed the Committee’s guidelines.

Summary

The Committee believes that executive compensation should be linked to the creation of stockholder value. The Company’s executive compensation program thus includes significant long-term incentives, through equity-based awards, which are tied to the long-term performance of the Company’s common stock. However, the Committee recognizes that, while stock prices may reflect corporate performance over the long term, other factors, such as general economic conditions and varying investors’ attitudes toward the stock market in general, and specific industries in particular, may significantly affect stock prices at any point in time. Accordingly, other long-term and annual cash components of the program emphasize individual performance and the realization of defined business objectives, which are independent of short-range fluctuations in the stock price. The executive compensation program thus has been designed to align executive compensation with both the Company’s business goals and long-term stockholder interests. The Committee believes that the program, as implemented, is balanced and consistent with these objectives. The Committee will continue to monitor the operation of the program and cause the program to be adjusted and refined, as necessary, to ensure that it continues to support both corporate and stockholder goals.

Executive Compensation Committee
James A. Henderson, Chair	Gary L. Rogers
Thomas W. Haas	Marna C. Whittington

CUMULATIVE TOTAL RETURN TO STOCKHOLDERS

Rohm and Haas, S&P 500 Composite Index, S&P 500 Chemicals Index and
S&P 500 Specialty Chemicals Index

Source: Bloomberg

This comparison of five-year cumulative total return assumes $100 invested on December 31, 1999 in Rohm and Haas common stock, the S&P 500 Composite Index, the S&P 500 Chemicals Index and the S&P 500 Specialty Chemicals Index and the reinvestment of dividends.

NEW DEFERRED COMPENSATION PLAN PROPOSALS

Rohm and Haas Company is proposing new plans to replace its non-employee directors’ stock and non-qualified savings plans that were in effect through December 31, 2004. The new plans are effective January 1, 2005 subject to stockholder approval. These new plans are proposed as the result of the recently enacted American Jobs Creation Act of 2004 that, among other things, added provisions to the Internal Revenue Code that change the federal income tax treatment of non-qualified deferred compensation arrangements. The new plans modify the old plans in order to comply with the new IRS provisions, but otherwise contain exactly the same provisions and benefits as the old plans. The closing price of a share of Rohm and Haas Company common stock on the record date of March 4, 2005 was $49.44.

PROPOSAL TO APPROVE THE 2005 ROHM AND HAAS COMPANY
NON-EMPLOYEE DIRECTORS’ STOCK PLAN

As proposed, the purpose of the 2005 Rohm and Haas Company Non-Employee Directors’ Stock Plan is to advance the interests of the Company and its stockholders by providing a means to promote ownership by the non-employee directors in the Company, aligning the directors’ interests more closely with the interests of stockholders, and to attract and retain highly qualified persons to serve as directors. Currently, 14 of the 15 members of the Board are non-employee directors. The plan requires that a non-employee director defer at least 50% of his or her directors’ compensation into “deferred stock shares” that are credited to the director’s deferred stock account. The director is permitted under the plan to defer all or a portion of the remaining 50% of his or her compensation into deferred stock shares or receive that compensation in cash. At the time the director leaves the Board, he or she is entitled to one share of Rohm and Haas common stock for each deferred stock share. The director may elect to take the stock distribution immediately after leaving the Board or in annual installments over a period of up to 10 years. The Board has authorized the reservation of an additional 350,000 shares of Rohm and Haas common stock for the new plan, which will also have available 150,000 shares that remain for issuance under the old plan. This total of 500,000 shares reserved for issuance under the new plan are available to be issued when converting the deferred stock shares into common stock upon the departure of a director from the Board.

The sole substantive change in the new plan from the old one is that the new plan will require a current director to make a one-time distribution election in 2006, rather than at any time no later than 180 days prior to the director’s leaving the Board or death, as is provided in the old plan. Other than that change, the new plan provides exactly the same benefits as the old one. New directors must make such an election prior to their election as directors.

A copy of the 2005 Rohm and Haas Company Non-Employee Directors’ Stock Plan is attached to this Proxy Statement as Appendix A.

The Rohm and Haas Board of Directors recommends a vote FOR the approval of the 2005 Rohm and Haas Company Non-Employee Directors’ Stock Plan.

PROPOSAL TO APPROVE THE 2005 ROHM AND HAAS COMPANY
NON-QUALIFIED SAVINGS PLAN

As proposed, the 2005 Rohm and Haas Company Non-Qualified Savings Plan (“NQSP”) is offered to employees at Level 14 and above as a supplement to the Company’s qualified savings or 401(k) plan. It allows these employees the opportunity to make additional contributions to save towards their retirement beyond the limits imposed by law on contributions into their 401(k) plan. As with the 401(k) plan, the Company matches 60% of the first 6% of the employee’s compensation in the form of deferred stock units. At the time the employee takes a distribution from the plan, the deferred stock units are converted to Rohm and Haas Company common stock. Distributions from the NQSP, as is the case with the 401(k) plan, are subject to ordinary income taxes when the distributions are received by the participant.

The return on a participant’s contributions to the NQSP is based upon the return on the same investment funds that the participant selects for the 401(k) plan, even though the contributions are not actually invested in those funds. The Company funds its obligations under the old plan through a Rabbi Trust and will fund its obligations under the new plan in the same manner. The old NQSP was enacted in 1997 and at that time was registered with the Securities and Exchange Commission in the amount $20,000,000, which included the shares available for issuance as common stock when a participant took a distribution of his or her deferred stock units from the plan. The old plan was discontinued on December 31, 2004. The new plan will last for 10 years and will terminate on December 31, 2014.

To comply with the new IRS provisions, the new plan makes several changes from the old one regarding a participant’s choices for when to defer compensation into the plan and when and in what form distributions may be made. Also, the default form of distribution was changed from an annuity to a lump sum, and a participant is limited in his or her ability to change a prior choice to receive installment payments instead of a lump sum. Finally, under certain circumstances, a participant subsequently may be able to change his or her choice regarding previously deferred amounts. Other than these changes, the new plan provides exactly the same benefits as the old one.

A copy of the 2005 Rohm and Haas Company Non-Qualified Savings Plan is attached to this Proxy Statement as Appendix B.

The Rohm and Haas Board of Directors recommends a vote FOR the approval of the 2005 Rohm and Haas Company Non-Qualified Savings Plan.

PROPOSAL TO RATIFY PRICEWATERHOUSECOOPERS LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) has been Rohm and Haas’s independent registered public accounting firm since 1998 and has audited the Company’s financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting for 2004. The Audit Committee of the Board of Directors has selected and retained the firm to continue in that capacity for 2005. Stockholder ratification of the selection and retention of the independent registered public accounting firm is not required by law, the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange or the Company’s by-laws. Nonetheless, as a matter of good corporate governance practice, the Board proposes that the stockholders ratify the retention of PwC as the Company’s independent registered public accounting firm for 2005. Even if the retention of PwC is ratified by the stockholders, the Audit Committee is empowered to terminate PwC and select and retain another independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The Audit Committee would carefully consider the failure to ratify the selection of PwC by the stockholders. Representatives of PricewaterhouseCoopers LLP will attend the annual meeting of stockholders and be available to respond to questions posed to them during the meeting.

The Rohm and Haas Board of Directors recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2005.

ROHM AND HAAS STOCK OWNERSHIP

The following table lists the beneficial owners of more than 5% of the outstanding shares of Rohm and Haas Company common stock based on information disclosed to the Securities and Exchange Commission as of March 4, 2005.

		Shares		Percentage of
		Beneficially		Class
Stockholders	Class	Owned		Outstanding

John C. Haas, John O. Haas, William D. Haas and Thomas W. Haas and two income trusts of which they, together with Wachovia Bank N.A., are trustees(1)	common	30,575,785	(2)	12.94%

Four charitable income trusts of which John C. Haas, John O. Haas, William D. Haas and Thomas W. Haas, together or individually, are trustees with others(1)	common	34,458,444	(3)	14.58%

Rohm and Haas Company Employee Stock Ownership Plan, 100 Independence Mall West, Philadelphia, PA 19106 (with Vanguard Fiduciary Trust Company as trustee, and which disclosed ownership information as of December 31, 2004 on a Form 13G/A filed with the SEC on or about February 2, 2005(4)	common	14,655,038		6.20%

Dodge & Cox, One Sansome Street, San Francisco, CA 94104 (institutional investor whose ownership information as of December 31, 2004 was disclosed in a Form 13G filed with the SEC on or about February 10, 2005)	common	14,932,972		6.32%

Wellington Management Company, LLP, 75 State Street, Boston, MA 02109 (institutional investor whose ownership information as of December 31, 2004 was disclosed on a Form 13G filed with the SEC on or about February 14, 2005)	common	12,642,213		5.35%

(1)	John C. Haas, whose address is Rohm and Haas Company, 100 Independence Mall West, Philadelphia, PA 19106, is a retired officer and director of Rohm and Haas. John O. Haas, 100 N. 18th Street, Suite 1100, Philadelphia, PA 19103, William D. Haas, P.O. Box 125, Bear Creek, PA 18602 and Thomas W. Haas, 100 Independence Mall West, Philadelphia, PA 19106, are the sons of the late F. Otto Haas and the nephews of John C. Haas. Thomas W. Haas is a director of Rohm and Haas.

(2)	John C. Haas, John O. Haas and William D. Haas, and their spouses, beneficially own directly, or as custodian for minor children, 373,755, 304,665 and 243,360 shares, respectively. Thomas W. Haas and his spouse directly beneficially own 459,220.7778 shares, and have entered into a derivative security contract to sell 245,000 shares on one or more future dates pursuant to terms specified in the contract. On January 24, 2005, the first part of the contract settled and Mr. Haas sold 103,589 shares under the terms of the contract. Together, with Wachovia Bank, John C. Haas, John O. Haas, William D. Haas and Thomas W. Haas have voting and investment power over 29,194,784 shares in the two income trusts.

(3)	John C. Haas has sole voting power, and together with John O. Haas, William D. Haas, Thomas W. Haas and Wachovia Bank, has investment power over 27,490,140 shares in two charitable trusts. John C. Haas exercises voting and investment power with other trustees in a third charitable trust holding 3,484,152 shares, and John O. Haas, William D. Haas and Thomas W. Haas exercise voting and investment power with another trustee in a fourth charitable trust holding 3,484,152 shares. They disclaim beneficial interest in these trusts.

(4)	5,084,351 of the shares have been allocated to employee accounts.

Executive Officers and Directors

Executive Stock Ownership Guidelines—Effective January 1, 1997, the Rohm and Haas Board of Directors approved stock ownership guidelines requiring all executives to own shares of Rohm and Haas common stock in amounts equal to one-half to five times the amount of their annual salary, depending on the executive’s level. Executives have three years after their promotion to a new executive level to increase their stock holdings up to the required level. All executives are in compliance with these guidelines.

Ownership—The following table lists the shares of Rohm and Haas common stock owned by the named executive officers, the directors and all current executive officers and directors as a group as of March 4, 2005. None of the persons listed in the table below, with the exception of D. W. Haas and T. W. Haas, who beneficially own 1.62% and 25.65%, respectively, of the outstanding shares of common stock, beneficially owns more than 1% of the outstanding common stock.

	Number of	Number of
	Shares	Exercisable	Total Beneficial
Name	Owned(1)	Options	Stock Ownership

W. J. Avery	25,251.7173	N/A	25,251.7173
A. E. Barton	68,129.2146	117,206	185,335.2146
P. R. Brondeau	79,412.5896	139,410	218,822.5896
J. M. Croisetiere	50,844.6173	77,953	128,797.6173
J. M. Fitzpatrick(2)	30,830.0000	427,455	458,285.0000
E. G. Graves	21,022.1268	N/A	21,022.1268
R. L. Gupta	165,799.9626	867,920	1,033,719.9626
D.W. Haas(3)	3,822,115.9073	N/A	3,822,115.9073
T.W. Haas(3)	60,628,296.7778	N/A	60,628,296.7778
J.A. Henderson	25,164.7872	N/A	25,164.7872
R. L. Keyser	18,569.7850	N/A	18,569.7850
R. J. Mills	2,367.2908	N/A	2,367.2908
J. P. Montoya	28,420.6602	N/A	28,420.6602
S. O. Moose	15,734.8672	N/A	15,734.8672
G. S. Omenn	40,669.1150	N/A	40,669.1150
G. L. Rogers	2,588.7944	N/A	2,588.7944
R. H. Schmitz	16,863.6867	N/A	16,863.6867
G. M. Whitesides	2,367.2908	N/A	2,367.2908
M. C. Whittington	30,687.1550	N/A	30,687.1550
All executive officers and directors	65,122,874.9491	1,907,227	67,030,101.9491	(4)
as a group (22 persons)

(1)	Shares owned by directors include deferred stock share units allocated under the 1997 Non-Employee Directors’ Stock Plan and the 2005 Non-Employee Directors’ Stock Plan, which was effective January 1, 2005 subject to stockholder approval. Shares owned by executive officers include shares allocated under the Rohm and Haas Savings Plan and ESOP and stock units allocated under the Non-Qualified Savings Plan and the 2005 Rohm and Haas Company Non-Qualified Savings Plan, which was effective January 1, 2005 subject to stockholder approval.

(2)	Dr. Fitzpatrick retired from the Board and from his office of President and Chief Operating Officer of the Company effective January 31, 2005.

(3)	Mr. David W. Haas directly owns 337,963.9073 shares, and exercises voting and investment power with other trustees in a charitable trust holding 3,484,152 shares. He disclaims beneficial ownership in the charitable trust. Mr. Thomas W. Haas and his spouse directly own 459,220.7778 shares, and have entered into a derivative security contract to sell 245,000 shares on one or more future dates pursuant to terms specified in the contract. On January 24, 2005, the first part of the contract settled and Mr. Haas sold 103,589 shares under the terms of the contract. Also, Thomas Haas exercises voting and investment power with other trustees in two income trusts holding 29,194,784 shares, and he exercises voting and investment power with other trustees in a charitable trust holding 3,484,152 shares, and exercises investment power with other trustees in two charitable trusts holding 27,490,140 shares. He disclaims beneficial interest in the charitable trusts.

(4)	All current executive officers and directors as a group beneficially own 28.36% of the outstanding Rohm and Haas common stock.

Compliance with Section 16 of the Securities Exchange Act of 1934

Based on a review of the forms submitted to Rohm and Haas Company during 2004, Rohm and Haas Company believes that all of its directors and executive officers complied with all Section 16 filing requirements during 2004.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid by the Company for the Provision of Audit and Non-Audit Services

PricewaterhouseCoopers LLP was Rohm and Haas’s independent registered public accounting firm for 2004, and has been selected and retained by the Audit Committee of the Board of Directors to continue in that capacity for 2005, which retention has been proposed for ratification by the stockholders at the Rohm and Haas annual meeting. Representatives of that firm are expected to be present at the annual meeting and available to respond to appropriate questions. Also, they will be given the opportunity to make a statement at the meeting if they desire to do so. During 2004, for corporate governance purposes, the Audit Committee and the Company decided to discontinue engaging PricewaterhouseCoopers LLP for tax services. Therefore, PricewaterhouseCoopers LLP was not engaged to perform any new tax work and only completed work already in progress.

For the years ended December 31, 2003 and December 31, 2004, PricewaterhouseCoopers LLP was compensated for professional services rendered during those years in the following amounts:

	2003		2004

Audit Fees	$4,220,000		$7,070,000	(3)
Audit-Related Fees	949,000	(1)	548,000	(4)
Tax Fees	1,736,000	(2)	1,444,000	(5)
All Other Fees	0		0

Total	$6,905,000		$9,062,000

(1)	During 2003, Audit-Related Fees of $949,000 included the following: (i) Sarbanes-Oxley Section 404 internal controls assessment advisory services (which were separately considered and pre-approved by the Audit Committee), $774,000; (ii) internal control reviews, $29,000; (iii) employee benefit plans audits, $25,000 (most of these fees are paid by the plans themselves and not by the Company); (iv) forensic accounting investigations, $60,000; (v) accounting consultations, $16,000; and (vi) agreed-upon procedures and review reports, $45,000.

(2)	During 2003, Tax Fees were incurred for tax compliance ($1,176,000) and planning ($528,000) services plus out of pocket expenses ($32,000).

(3)	During 2004, Audit Fees of $7,070,000 included fees for audits of the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting.

(4)	During 2004, Audit-Related Fees of $548,000 included the following: (i) Sarbanes-Oxley Section 404 internal controls advisory services (which were separately considered and pre-approved by the Audit Committee), $435,000; (ii) internal control reviews, $45,000; and (iii) employee benefits plans audits, $68,000 (most of these fees are paid by the plans themselves and not by the Company).

(5)	In 2004, for corporate governance purposes, the Audit Committee and the Company decided to discontinue use of PricewaterhouseCoopers LLP for the routine provision of tax services. The Audit Committee determined PwC should finish the tax work that was in progress at the time this decision was made. During 2004, Tax Fees were incurred for tax compliance ($1,084,000) and planning ($344,000) services, plus out of pocket expenses ($16,000).

Pre-Approval of the Provision of Audit and Permitted Non-Audit Services

The Audit Committee has established policies and procedures for the pre-approval of the provision of all services by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. These policies and procedures were enacted to comply with Securities and Exchange Commission rules requiring that the policies and procedures be detailed as to the particular services to be provided, that the Audit Committee be informed about each service and that these policies and procedures do not result in the delegation of the Audit Committee’s authority to management. As part of these policies and procedures, the Committee intends that the fees incurred for non-audit services will not exceed the fees incurred for audit services. All Audit, Audit-Related, Tax and All Other Fees paid during 2004 were pre-approved under these policies and procedures.

For 2005, the Audit Committee has revised these policies and procedures, which are attached to this Proxy Statement as Appendix C. During 2005, the provision of all audit and non-audit services by PricewaterhouseCoopers LLP have been or will be pre-approved pursuant to the revised policies and procedures.

CORPORATE GOVERNANCE DISCLOSURES

In this section of the Proxy Statement, Rohm and Haas has identified several of its corporate governance policies and practices that comply with current provisions of the Sarbanes-Oxley Act, rules promulgated by the SEC to implement the Sarbanes-Oxley Act provisions, and corporate governance rules adopted by the New York Stock Exchange (“NYSE”).

Availability of Corporate Governance Documents on the Rohm and Haas Public Web Site

Rohm and Haas’s public web site is located at www.rohmhaas.com. The Company has posted on its public web site the following corporate governance documents adopted by the Board of Directors:

•	Charter of the Board of Directors of Rohm and Haas Company;

•	Charters of the Audit, Executive Compensation, Nominating and Governance and Sustainable Development Committees of the Board of Directors of Rohm and Haas Company;

•	Corporate Governance Policies and Guidelines; and

•	Rohm and Haas Company Code of Business Conduct and Ethics (applicable to all directors, officers and employees of the Company).

Procedure for Selection of Director Presiding Over the Executive Sessions of the Board of Directors

In accordance with the Corporate Governance Policies and Guidelines of Rohm and Haas Company, the non-management members of the Board of Directors meet in regularly scheduled executive sessions without the presence or participation of the Company’s management. The chairperson of the Nominating and Governance Committee presides over these sessions. During 2005, as during 2004, Dr. Sandra O. Moose is the chair of the Nominating and Governance Committee and will preside over the executive sessions of the Board of Directors for this year. In addition to presiding over the executive sessions of the independent directors, Dr. Moose serves as a liaison between the chairman and the independent directors, consults with the chairman in setting the meeting agendas and schedules and disseminates information to the Board, has the authority to schedule meetings of the independent directors, and is available to major stockholders for consultation or direct communication.

Determination of Non-Management Director Independence

In accordance with applicable NYSE rules, the Board has affirmatively determined that all non-management directors have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and therefore are independent. For purposes of making this determination, in accordance with the NYSE rules, the Board has adopted categorical standards that a director will be deemed to have a “material relationship” with the Company, if:

a)	The director has been an employee, or an immediate family member of the director has been an executive officer, of the Company within the last three years.

b)	The director is an employee, or an immediate family member is an executive officer, of a company that has received payments from or made payments to the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

c)	The director is an executive officer of a charitable organization that received, within the last preceding three years, contributions from the Company that in any single fiscal year exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

d)	The director, or an immediate family member of the director, has received, during any twelve month period within the last three years, more than $100,000 per year in direct compensation from the Company (other than for directors’ fees).

e)	(i) The director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

f)	The director or an immediate family member, is or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers serves or served on that other company’s compensation committee.

The Board has affirmatively determined that none of the non-management directors meet any of these criterion, and the Board has affirmatively determined that none of the non-management directors has any other relationship that would compromise independence. Accordingly, all of the non-management directors, that is, Mr. Avery, Mr. Graves, Mr. David Haas, Mr. Thomas Haas, Mr. Henderson, Mr. Keyser, Mr. Mills, Mr. Montoya, Dr. Moose, Dr. Omenn, Mr. Rogers, Dr. Schmitz, Dr. Whitesides and Dr. Whittington, qualify as independent.

Process for Stockholders and Others to Communicate with the Board of Directors

The Company has a process for stockholders and others to send communications to the Board of Directors and directly to the Presiding Director and the Chairman of the Audit Committee. Communications may be directed to the full Board or particular directors through any of the following means: (1) by writing to the attention of the Board or to individual directors, c/o Chief Compliance and Governance Officer, 100 Independence Mall West, Philadelphia, PA 19106; (2) by electronic mail addressed to the Board’s electronic mailbox, “rhboard@rohmhaas.com”; (3) by accessing the Company’s Governance page of its public web site located at www.rohmhaas.com, and clicking on the “Contact the Rohm and Haas Board of Directors” link; or (4) by calling the Board’s voicemail at 1-866-709-9778. All communications are received by the Company’s Chief Compliance and Governance Officer, who initially reviews them to ensure that they are related to the duties of or matters before the Board, and then forwards the communications to the Board. All communications, regardless of content, are recorded in a log and the log is regularly submitted to the Board for its review. The Board reserves the right to review all actual communications. As a matter of policy, Board members are expected to attend the annual meeting of stockholders, and all members attended the 2004 annual meeting of stockholders held on May 3, 2004.

2006 ANNUAL MEETING PROPOSALS

Any stockholder proposal submitted to Rohm and Haas for inclusion in the proxy statement and proxy relating to the 2006 annual meeting of stockholders and any notice of a matter that a stockholder intends to bring before that meeting must be received by the Corporate Secretary of Rohm and Haas Company no later than the close of business on November 16, 2005. Under the Rohm and Haas Company Bylaws, no matter may be brought before, or acted upon at, any meeting of stockholders except as directed by the Board of Directors or upon motion of any stockholder who has provided the notice required by the Bylaws to the Corporate Secretary of Rohm and Haas of that intent (a) in the case of the annual meeting of stockholders, by the date as may be specified in the proxy statement for the prior year’s annual meeting of stockholders, or (b) in the case of a meeting other than the annual meeting of stockholders, not less than 60 days nor more than 90 days prior to the meeting date. The chairman of the meeting has the authority to determine whether any matter may be properly brought before, or acted upon, at the meeting.

APPENDIX A
2005 ROHM AND HAAS COMPANY
NON-EMPLOYEE DIRECTORS’ STOCK PLAN
(Effective January 1, 2005 subject to stockholder approval)

1.	Purpose. The purpose of this 2005 Non-Employee Directors’ Stock Plan (the “Plan”) of Rohm and Haas Company (the “Company”) is to advance the interests of the Company and its stockholders by providing a means (i) to promote ownership by the directors of a greater proprietary interest in the Company, aligning the directors’ interests more closely with the interests of stockholders, and (ii) to attract and retain highly qualified persons to serve as non-employee directors.

2.	Effectiveness. This Plan is intended to comply with the applicable provisions of the American Jobs Creation Act of 2004 (“AJCA”) and is to be construed in accordance with AJCA and the regulations issued thereunder. Without affecting the validity of any other provision of the Plan, to the extent that any Plan provision does not meet the requirements of AJCA and the regulations issued thereunder, it shall be void ab initio and shall have no effect.

3.	Definitions.

(a)	“Code” means the Internal Revenue Code of 1986, as amended.

(b)	“Deferred Stock” means the credits to a director’s deferral account under Section 6, each of which represents the right to receive one share of Stock upon settlement of the deferral account. Deferral accounts, and Deferred Stock credited to the deferral accounts, are maintained solely as bookkeeping entries by the Company evidencing unfunded obligations of the Company.

(c)	“Fair Market Value” of Stock means, as of any given date, the average of the high and low price of a share of Stock reported in the New York Stock Exchange Composite Transactions.

(d)	“Separation from Service” shall have the meaning provided in regulations issued under section 409A of the Code.

(e)	“Stock” means the Common Stock, $2.50 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 3.

4.	Shares Available Under the Plan. The total number of shares of Stock reserved and available for issuance under the Plan is 500,000 shares. Such shares may be authorized but unissued shares or treasury shares. The total number and nature of shares so reserved shall be appropriately adjusted to reflect stock dividends, stock splits, combinations of shares and any similar change in the corporate capital structure which affects the Stock such that an adjustment is appropriate to prevent dilution or enlargement of a director’s rights under the Plan, including change as a result of a reorganization, recapitalization, merger or consolidation.

5.	Administration of the Plan. The Plan will be administered by the Board of Directors of the Company. Any action taken must be approved by the affirmative vote of a majority of directors.

6.	Eligibility. Deferred Stock under this Plan may be issued only to directors of the Company who are not employees of the Company or any of its subsidiaries. The issuance of any share under this Plan shall not impose upon the Company or its subsidiaries any obligation to retain the director for any period.

7.	Receipt of Deferred Stock.

(a)	Automatic Deferral of One-Half of Annual Retainer. Each eligible director will receive one-half of the amount of his or her annual retainer for services as a director in Deferred Stock. The Company will credit the director’s deferral account, on the fifth business day in January or promptly after election if newly elected, with a number of shares of Deferred Stock calculated by dividing one-half the annual retainer by the Fair Market Value of a share of Stock on such credit action. If the director dies, retires or leaves the Board before the completion of the calendar year, his or her account will be adjusted to subtract the amounts not yet earned. Fees for services as a chair of a committee will be paid in cash.

(b)	Election to Defer Remainder of Annual Retainer.

(i)	An eligible director may elect, no later than December 31 of any year, to defer all or a portion of his or her annual retainer that would otherwise be paid in cash during the next calendar year by filing a written election with the Corporate Secretary. A new director may elect to defer all or part of his or her annual retainer that would otherwise be paid in cash during that calendar year by filing a written election with the Corporate Secretary within 30 days following his or her election to the Board. Once the election to defer is in place, the same election will remain in effect for each succeeding year until the election is changed at any time prior to the start of the calendar year when the new election will take effect.

(ii)	The Company will credit the director’s deferral account (at the same time that the Deferred Stock is credited under Section 7(a)) with a number of shares of Deferred Stock calculated by dividing the dollar amount being deferred by the Fair Market Value of a share of Stock on the fifth business day of the calendar year.

(c)	Crediting of Dividend Equivalents. Whenever dividends are paid or distributions made with respect to Stock, each director shall be entitled to receive, as dividend equivalents, an amount equal in value to the amount of the dividend paid or property distributed on a single share of Stock multiplied by the number of shares of Deferred Stock (including any fractional share) credited to his or her deferral account as of the record date for the dividend or distribution. The dividend equivalents shall be credited to the director’s deferral account as a number of shares of Deferred Stock determined by dividing the aggregate value of the dividend equivalents by the Fair Market Value of a share of Stock at the payment date of the dividend or distribution.

(d)	Designation of Beneficiary. Each director may designate one or more beneficiaries to receive the amounts distributable from the director’s deferral account under the Plan in event of the director’s death. The Company may rely upon the beneficiary designation last filed with the Company.

(e)	Distribution Elections. At the time of his or her initial participation in the Plan, a director may elect to receive settlement of his or her entire deferral account (i) in a single distribution on the tenth business day following the earlier of his or her Separation from Service or death or (ii) in a series of equal annual installments in such number as the director shall specify (but not exceeding ten) commencing on the tenth business day following the earlier of his or her Separation from Service or death. Such election shall be filed with the Corporate Secretary before the commencement of the director’s term in office and shall apply to all amounts subsequently deferred under the Plan. Failure to make an election under this Section within the time required will result in the settlement being made in a single distribution on the tenth business day following the earlier of Separation from Service or death.

(f)	Treatment of Amounts Deferred Prior to 2005 under the 1997 Non-Employee Directors’ Stock Plan. Within the time prescribed in regulations issued under section 409A of the Code, a director who made a deferral election under the 1997 Non-Employee Directors’ Stock Plan with respect to annual retainers to be earned in 2005 may revoke such election or elect to defer the same portion of such retainer into this Plan. An election to defer a 2005 annual retainer into the Plan shall designate a form of distribution (as provided in Section 7(e)) with respect to such annual retainer and all amounts subsequently deferred under the Plan. A director who fails to make an affirmative election hereunder shall nevertheless be deemed to have made such an election and settlement of his or her deferral account shall be made in a single distribution on the tenth business day following the earlier of the director’s Separation from Service or death.

(g)	Nonforfeitability. The interest of each director in the Deferred Stock in his or her deferral account will be nonforfeitable.

(h)	Settlement of Deferred Stock. The Company will settle a director’s deferral account by delivering to the director (or his or her beneficiary) a number of shares of Stock equal to the number of whole shares of Deferred Stock then credited to his or her deferral account (or a specified portion in the event of an installment settlement), together with cash in lieu of any fractional share of Deferred Stock credited to the deferral account. The settlement shall be made at the time specified in the director’s election filed in accordance with Section 7(e) or 7(f), as applicable.

8.	Changes to the Plan. The Board of Directors may amend, alter, suspend or discontinue the Plan or authority to pay retainers in the form of Deferred Stock under the Plan without the consent of stockholders unless stockholder consent is required by any federal or state law or regulation or the rules of any stock exchange. However, in no event shall a discontinuance of the Plan cause the distribution of deferral accounts prior to the time provided in Sections 7(e) or 7(f), as applicable. The Board may, in its discretion, decide to submit amendments or alterations to stockholders for approval. Unless required to comply with applicable law, including (without limitation) the requirements of Section 409A of the Code and the regulations issued thereunder, no action may materially impair the rights of the directors with respect to any previously granted Deferred Stock without the consent of the affected director.

9.	General Provisions.

(a)	Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver shares of Stock in settlement of Deferred Stock in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any listing requirement under any listing agreement between the Company and any stock exchange or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations and other obligations of the company have been complied with in full, and no settlement of the Deferred Stock shall be made within six months of the Deferred Stock being awarded if necessary to qualify for an exemption under section 16 of the Securities and Exchange Act of 1934. Certificates representing shares of Stock issued under the Plan will be subject to stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed on the certificates.

(b)	Limitations on Transferability. Deferred Stock will not be transferable except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a director’s death).

(c)	No Stockholder Rights Conferred. Nothing in this Plan will confer upon a director any rights of a stockholder of the Company unless and until shares of Stock are issued.

(d)	Governing Law. The validity, construction and effect of the Plan will be determined in accordance with the Delaware General Corporation Law and other laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

APPENDIX B

2005 Rohm and Haas Company

Non-Qualified Savings Plan

(Effective January 1, 2005 subject to stockholder approval)

ARTICLE I

INTRODUCTION

1.1	This is the Rohm and Haas Company 2005 Non-Qualified Savings Plan (the “Plan”), adopted by the Company effective January 1, 2005. This Plan is intended to comply with the applicable provisions of the American Jobs Creation Act of 2004 (“AJCA”) and is to be construed in accordance with AJCA and the regulations and other guidance issued thereunder. Without affecting the validity of any other provision of the Plan, to the extent that any Plan provision does not meet the requirements of AJCA and the regulations issued thereunder, it shall be void ab initio and have no effect.

The Plan constitutes an amendment and restatement of the Rohm and Haas Company Non-Qualified Savings Plan, as amended and restated effective January 1, 2003 (the “2003 NQSP”) and shall apply only to deferrals of compensation on or after January 1, 2005. Amounts considered “deferred” (under AJCA and the regulations and other guidance issued thereunder) prior to January 1, 2005 shall continue to be subject to the terms of the 2003 NQSP.

ARTICLE II

PURPOSE

2.1	The purpose of the Plan is to provide additional retirement savings benefits beyond the otherwise determined savings benefits provided by the Rohm and Haas Company Employee Stock Ownership and Savings Plan (the “Savings Plan”) for a select group of management and highly compensated employees of the Rohm and Haas Company.

In addition, to the extent not provided for in the preceding paragraph, the Plan also provides additional savings benefits for eligible employees of the Company whose otherwise determined savings benefits from the Savings Plan are limited by section 415 or section 401(a)(17) of the Internal Revenue Code of 1986, as amended.

ARTICLE III

DEFINITIONS

The terms used herein shall have the following meanings, unless a different meaning is clearly required by the context:

3.1	“Account” means a Participant’s account under the Plan including the following sub-accounts:

3.1.1	“Rohm and Haas Stock Account” shall mean that portion of a Participant’s Account maintained to record all amounts notionally invested in the Rohm and Haas Stock Fund in the form of Stock Units, pursuant to Section 6.1 and Section 6.2.

3.1.2	“Tax-Deferred Account” shall mean that portion of a Participant’s Account maintained to record all amounts notionally invested in the Savings Fund(s), pursuant to Section 6.1.

3.2	“Administrative Committee” means the Rohm and Haas Benefits Administrative Committee. The Company has designated the Administrative Committee to be the named fiduciary with respect to administrative matters of the Plan. The duties of the Administrative Committee are outlined in Article XII of the Plan.

3.3	“Affiliated Company” means Rohm and Haas Company and any other entity required to be aggregated with the Rohm and Haas Company pursuant to regulations and other guidance issued under section 409A of the Code.

3.4	“Base Pay” shall include short term disability or sick pay, vacation pay, holiday pay, jury duty pay, bereavement pay, salary reductions under a Company-sponsored Code section 401(k) or Code section 125 plan, personal time pay, military pay, expatriate split salary pay, and supplemental workers’ compensation payments, but shall exclude any workers’ compensation payments, long-term disability payments and unused vacation payments.

3.5	“Beneficiary” means the person, trust or institution designated to receive benefits in accordance with Article X. The Beneficiary of a Participant who has not effectively designated a beneficiary shall be the Participant’s estate.

3.6	“Board of Directors” means the Board of Directors of the Rohm and Haas Company.

3.7	“Bonus” includes the annual incentive awards granted in March of each Plan Year (the “Annual Bonus”), and amounts granted under certain sales incentive programs, as well as any “extra wages” earned while holding a temporary job. The term “Bonus” excludes all other bonuses and special awards.

3.8	“Change in Control” means one of the events described in Sections 3.8.1, 3.8.2 or 3.8.3 below. Whether a Change in Control has occurred shall be objectively determinable and not subject to the discretion of the Plan Administrator, the Board of Directors or any other person.

3.8.1	Change in Ownership of the Company. The acquisition by any person, entity or group of stock of the Company that, together with the stock already held by such person, entity or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided that if any one person, entity or group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person, entity or group shall not be considered to cause a change in ownership of the Company under this Section 3.8.1, or a change in effective control of the Company under Section 3.8.2 below. An increase in the percentage of stock owned by any person, entity or group, as a result of a transaction in which the Company acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this Section 3.8.1. This Section 3.8.1 shall only apply when there is a transfer of Company stock (or issuance of Company stock) and stock of the Company remains outstanding after the transaction.

3.8.2	Change in Effective Control of the Company. During any 12-month period, (i) the acquisition by any person, entity or group of stock of the Company that constitutes 35% or more of the total voting power of the stock of the Company, or (ii) a majority of the members of the Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors as constituted prior to the date of such appointment or election; provided that if any person, entity or group is considered to effectively control the Company within the meaning of this Section 3.8.2, the acquisition of additional control of the Company shall not be considered to cause a change in effective control of the Company under this Section 3.8.2, or a change in ownership of the Company under Section 3.8.1.

3.8.3	Change in Ownership of a Substantial Portion of the Company’s Assets. During any 12-month period, the acquisition by any person, entity or group of assets of the Company that have a total gross fair market value equal to more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition. For purposes of this Section 3.8.3, “gross fair market value” means the value of the Company’s total assets or the value of the assets being disposed of, determined without regard to any associated liabilities. Notwithstanding the foregoing, a Change in Control shall not occur under this Section 3.8.3 where there is a transfer of assets to an entity that is controlled by the stockholders of the Company immediately after the transfer, including:

(a)	a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(b)	an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(c)	a person, entity or group that owns, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of the Company; or

(d)	an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person, entity or group described in subparagraph (c).

3.8.4	For purposes of this Section 3.8, the following rules shall apply:

(a)	Persons or entities shall not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, persons or entities shall be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person or entity owns stock of the Company and stock of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company, such stockholder shall be considered to be acting as a group only with other stockholders of the Company prior to the transaction and not with respect to the stockholder’s ownership interest in the other corporation.

(b)	Stock ownership shall be determined in accordance with section 318(a) of the Code. Stock underlying a vested option shall be considered to be owned by the individual who holds the vested option (and stock underlying an unvested option shall not be considered to be owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined in Treas. Reg. sections 1.83-3(b) and (j)), the stock underlying the option shall not be treated as owned by the individual who holds the option.

3.8.5	Notwithstanding any of the foregoing, a Change in Control shall not include any acquisition of Company common stock by the direct lineal descendents of Otto Haas and Phoebe Haas, the spouses of such descendents and any trusts and foundations established by any of them.

3.9	“Code” means the Internal Revenue Code of 1986, as amended.

3.10	“Company” means Rohm and Haas Company and such of its Affiliated Companies as may be designated from time to time by its Board of Directors and as may adopt the Plan.

3.11	“Compensation” means, for the purpose of applying the limits of Code section 401(a)(17) and Code section 415, and for all other purposes unless specified otherwise, Base Pay, Bonus, LTPSP Payments, any Stock Award(s), overtime pay, Shift Payments and commissions.

3.12	“Disabled” or “Disability” means a Participant is totally and permanently incapacitated and as a result is entitled to receive and is receiving disability benefits under the Social Security Act.

3.13	“Effective Date” means January 1, 2005.

3.14	“Employee” means any salaried employee of the Company who is employed on a regular full-time basis.

3.15	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued pursuant thereto.

3.16	“Fair Market Value” means, on any given date, the average of the high and low prices of Rohm and Haas Company common stock on the New York Stock Exchange composite transaction quotations for the immediately preceding trading day.

3.17	“Five-Percent Owner” means any Employee who owns (or is considered as owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all stock of the Company. For purposes of this Section, section 318(a)(2)(C) of the Code shall be applied by substituting “5%” for “50%” each time it appears therein.

3.18	“Income” shall mean all earnings on investments, as well as all realized and unrealized increases and decreases in the value of the securities held.

3.19	“Investment Adviser” shall mean the adviser or advisers appointed from time to time by the Investment Committee to supervise and manage the investment and reinvestment of the Trust Fund. Any such adviser must be (i) registered as such under the Investment Adviser’s Act of 1940; or (ii) a bank (as defined in such Act); and (iii) must acknowledge in writing that it is a fiduciary with respect to the Plan.

3.20	“Investment Committee” means the Rohm and Haas Benefits Investment Committee. The duties of the Investment Committee are defined in Article XIII. The Company has designated this Committee to be the named fiduciary of the Plan for financial matters as outlined in the Plan.

3.21	“Long-Term Performance Share Plan (“LTPSP”) Payments” shall mean any portion of the benefits payable in cash to a Plan Participant under a long term performance share, incentive or bonus plan sponsored by the Company during a Plan Year.

3.22	“Participant” means any Employee who is eligible to receive benefits under Article IV and who has enrolled in the Plan in accordance with Article V.

3.23	“Plan” means the Rohm and Haas Company 2005 Non-Qualified Savings Plan, as amended from time to time.

3.24	“Plan Year” means the calendar year.

3.25	“Rohm and Haas Stock Fund” shall mean the investment fund which consists of Stock Units contributed by Participants and the Company pursuant to Article VI.

3.26	“Savings Funds” shall mean the investment funds offered under the Savings Plan and designated by the Company for tracking the Trust Fund’s investment performance. A list of the investment funds is attached as Appendix A to the Plan.

The investment performance of the Savings Funds shall be used to measure the investment performance of the Trust Fund. The actual investment performance of the Trust Fund may be less than or greater than that of the Savings Funds. The Trustee is not obligated to actually invest the Participant contributions credited to the Trust Fund in the Savings Funds. Participants’ Accounts shall, therefore, to the extent possible, track the investment performance of the Savings Funds.

3.27	“Savings Plan” means the Rohm and Haas Company Employee Stock Ownership and Savings Plan, as amended from time to time.

3.28	“Scheduled Benefit Distribution Date” means the date specified by a Participant in his or her contribution agreement on which distributions from the Plan will commence.

3.29	“Separation from Service” shall have the meaning provided in regulations and other guidance issued under section 409A of the Code.

3.30	“Specified Employee” means an Employee who, at any time during the Plan Year, is:

3.30.1	an officer of the Company having annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code);

3.30.2	a Five-Percent Owner; or

3.30.3	a person who has annual Compensation from the Employer of more than $150,000 and who would be classified as a Five-Percent Owner if “one percent” were substituted for “five percent” each time it appears in the definition of such term.

3.31	“Shift Payments” shall include the shift differential payments made to individuals (including supervisors of hourly employees) who work a rotating shift or any shift other than a “day” shift.

3.32	“Stock Awards” shall mean any Rohm and Haas Company common stock awarded to the Participant pursuant to an employee benefit plan approved by the stockholders, determined without regard to any restriction.

3.33	“Stock Unit” means a book-entry unit representing the right to acquire one share of Rohm and Haas Company common stock. The number of Stock Units shall be adjusted to reflect stock dividends, stock splits, combinations of shares, and any other change in the corporate capital structure of Rohm and Haas Company including reorganization, recapitalization, merger and consolidation. The value of a Stock Unit at any time shall equal the current Fair Market Value of a share of Company common stock.

3.34	“Trust Fund” means the aggregate of all Participant contributions credited to the grantor trust established by the Company pursuant to section 671 of the Code.

3.35	“Valuation Date” means, with respect to both the Savings Funds and the Trust Funds, 4 p.m. Eastern Standard Time of each day that the New York Stock Exchange is opened for business.

ARTICLE IV

ELIGIBILITY

4.1	Each Employee of the Company who is classified as an exempt level 14 or above is eligible to become a Participant in the Plan. Participation shall be effective as soon as administratively practicable following the Participant’s enrollment in the Plan, as described in Section 5.1 below.

ARTICLE V

EMPLOYEE PARTICIPATION

5.1	Enrollment

5.1.1	An eligible Employee, as described in section 4.1 above, may enroll in the Plan by submitting a written, telephonic or electronic contribution agreement in accordance with Section 5.3 and any other procedures prescribed by the Administrative Committee. Such Employee shall become a Participant effective as of the time prescribed in Section 5.2.

5.1.2	A Participant may designate a Beneficiary or Beneficiaries, independent of any beneficiary designation under the Savings Plan, and may change such designation at any time by written notice to the Company.

5.2	Effective Date

For the purpose of determining the period of a Participant’s participation, the effective date of such participation shall be as soon as is administratively feasible following the date on which the Participant’s contribution agreement is received.

5.3	Contribution Agreement.

5.3.1	First Year of Participation. Upon first becoming eligible to participate in the Plan, or upon rehire, an eligible Employee wishing to participate in the Plan must submit his or her contribution agreement to the Administrative Committee within 30 days after becoming eligible. Such contribution agreement shall only be effective with respect to Compensation earned after the date on which it is submitted.

5.3.2	Continuing Participation. Contribution agreements with respect to Compensation earned in any Plan Year subsequent to the year of a Participant’s initial eligibility may only be submitted by a Participant during the enrollment period designated by the Administrative Committee, but in no event later than December 15th of the Plan Year preceding the Plan Year in which such Compensation is earned.

5.3.3	Participants in the 2003 NQSP. Notwithstanding the above, the 2005 Plan Year shall not be considered to be the first year of participation with respect to any Employee who was eligible to participate or participated in the 2003 NQSP as of December 31, 2004. Such Employees shall participate in this Plan in accordance with the requirements of Section 5.3.2.

5.3.4	Deferral Elections for Compensation Other than LTPSP Payments and Stock Awards. A Participant may make a deferral election in his or her contribution agreement with respect to Compensation other than LTPSP Payments and Stock Awards as provided in this Section 5.3.4.

(a)	Deferral of Compensation. A Participant may authorize the Company to make contributions to the Participant’s Tax-Deferred Account on behalf of the Participant, through a written, telephonic, or electronic contribution agreement, in whole percentage points of 1% to 50% of the Participant’s Compensation (excluding the Annual Bonus, LTPSP Payments and Stock Awards) without regard to the Code section 401(a)(17) limit.

(b)	Deferral of Annual Bonus. A Participant may make a separate election in a written, telephonic, or electronic contribution agreement with respect to the Participant’s Annual Bonus, authorizing the Company to contribute, on the Participant’s behalf, in whole percentage points of 1% to 100% of the Participant’s Annual Bonus to be deferred into the Participant’s Tax-Deferred Account. Contributions under this subparagraph (b) shall be credited to the Participant’s Account in the Plan Year in which the portion of the Annual Bonus subject to this election would otherwise have been payable to such Participant.

5.3.5	Deferral of LTPSP Payments. A Participant may make a separate election in a written, telephonic, or electronic contribution agreement with respect to any LTPSP Payment in the Plan Year preceding the Plan Year in which the performance period relating to such LTPSP Payment commences, authorizing the Company to contribute, on the Participant’s behalf, 1% to 100% (in whole percentage points) of the portion of the LTPSP Payment to be deferred into the Participant’s Tax-Deferred Account. Contributions under this Section 5.3.5 shall be credited to the Participant’s Account in the Plan Year in which the portion of the LTPSP Payment subject to this election would otherwise have been payable to such Participant. Amounts elected under this Section 5.3.5 may not be contributed to the Participant’s Rohm and Haas Stock Account.

5.3.6	Deferral of Certain Stock Awards. Subject to the limitations described in subparagraph (d) below, a Participant may make an irrevocable election in his or her contribution agreement with respect to any Stock Award (“Shares”) in the Plan Year preceding the Plan Year in which the Stock Award is granted (or in the case of Stock Awards granted under the LTPSP, in the Plan Year preceding the Plan Year in which the performance period relating to such Stock Award commences), authorizing the Company to convert such Shares, once any applicable restrictions lapse, on the Participant’s behalf, as follows:

(a)	Into units of the Rohm and Haas Stock Fund, in whole percentage points of 1% to 100%; or

(b)	Into shares of the Savings Fund(s) elected by the Participant under the Plan, in whole percentage points of 1% to 100%; or

(c)	Into any combination units of the Rohm and Haas Stock Fund, and shares of the Savings Fund(s) elected by the Participant under the Plan.

(d)	Units of the Rohm and Haas Stock Fund acquired through the conversion of restricted stock may not be transferred or diversified into any other Savings Fund, except as otherwise provided in Section 7.4 below.

5.3.7	Irrevocable Election. Unless changed or suspended as described in Sections 5.3.8 or 5.3.9 below, a Participant’s election(s) pursuant to this Section 5.3 shall remain in full force and effect from year to year and shall govern the contributions to his or her Account.

5.3.8	Change in Contribution Agreement

A Participant may elect to change or revoke his or her written, telephonic, or electronic contribution agreement with respect to future Compensation in the manner described in this Section. Such election may only be made during the annual enrollment period designated by the Administrative Committee.

5.3.9	Suspension of Contributions

Notwithstanding anything herein to the contrary, if, after other required and authorized salary reductions have been made in a payroll period, there is insufficient money available in a Participant’s pay to permit the Participant’s contribution, the contribution agreement shall automatically be suspended for that payroll period only.

5.4	Designation of Time and Form of Payment.

5.4.1	In General. At the time of a Participant’s initial election to defer Compensation pursuant to Section 5.3, he or she shall also elect the time and manner in which his or her Account will be distributed from the Plan. Permissible distribution events and forms of benefit shall be those set forth in Article X. Except as provided in Section 5.4.2, such election shall remain in effect from year to year and shall govern all distributions from the Participant’s Account. Notwithstanding the foregoing, a Participant who previously participated in the 2003 NQSP and who made or was deemed to have made a distribution election pursuant to Section 5.5 with respect to Compensation earned in 2005 and/or Shares that remain unvested as of December 31, 2004, shall be permitted to make a new distribution election on or before December 31, 2005 with respect to the portion of his or her Account attributable to Compensation earned after December 31, 2005 (including any Stock Awards granted after December 31, 2005) and any related Company matching contributions (the “Post-2005 Account”). Except as provided in Section 5.4.2, such new election shall remain in effect from year to year and shall govern all distributions from the Participant’s Post-2005 Account. If such Participant fails to make a new distribution election as described herein, his or her actual or deemed distribution election pursuant to Section 5.5 shall remain in effect and shall govern all distributions from the Participant’s Post-2005 Account.

5.4.2	Election of a Scheduled Benefit Payment Date. Notwithstanding the requirements of Section 5.4.1, a Participant who elects a Scheduled Benefit Distribution Date shall be permitted to make a new distribution election with respect to future Compensation in the Plan Year preceding the Plan Year in which the Scheduled Benefit Distribution Date occurs. Such election shall be made during the designated enrollment period occurring in such preceding Plan Year. Such election shall apply to all amounts credited to the Participant’s Account after the

Scheduled Benefit Distribution Date; provided, however, that if such election specifies a new Scheduled Benefit Distribution Date, such election shall only apply until the new Scheduled Benefit Distribution Date, and the Participant shall again make a distribution election as provided herein with respect to amounts subsequently credited to his or her Account. If a Participant who has elected a Scheduled Benefit Distribution Date fails to make a new distribution election as provided hereunder, he or she shall be deemed to have elected to have all amounts credited to his or her Account after a Scheduled Benefit Distribution Date distributed in a single lump sum upon his or her Separation from Service.

5.5	Treatment of Compensation Deferred Prior to 2005 under the 2003 NQSP.

5.5.1	Compensation other than certain Stock Awards. On or before December 31, 2005, a Participant who made a deferral election under the 2003 NQSP with respect to Compensation earned in 2005 (“2005 Compensation”) may cancel such election. If a Participant does not cancel such election, his or her 2005 Compensation shall be deemed to be deferred into this Plan. A Participant who does not cancel a deferral election with respect to 2005 Compensation shall designate the time and manner in which the portion of his or her Account attributable to 2005 Compensation and any related Company matching contributions will be distributed from the Plan. Permissible distribution events and forms of benefit shall be those set forth in Article X. A Participant who fails to affirmatively elect a time and manner of distribution hereunder shall be deemed to have elected to have the portion of his or her Account attributable to 2005 Compensation and any related Company matching contributions distributed in a single lump sum upon his or her Separation from Service.

5.5.2	Certain Stock Awards. On or before December 31, 2005, a Participant who made a deferral election under the 2003 NQSP with respect to Shares that remain unvested as of December 31, 2004 (“Unvested Shares”), may cancel such election. If a Participant does not cancel such election, his or her Unvested Shares shall be deemed to be deferred into this Plan. A Participant who does not cancel a deferral election with respect to Unvested Shares shall designate the time and manner in which the portion of his or her Account attributable to the Unvested Shares shall be distributed from the Plan. Permissible distribution events and forms of benefit shall be those set forth in Article X. A Participant who fails to affirmatively elect a time and manner of distribution hereunder shall be deemed to have elected to have the portion of his or her Account attributable to the Unvested Shares distributed in a single lump sum upon his or her Separation from Service.

ARTICLE VI

CONTRIBUTIONS TO THE PLAN

6.1	Participant Contributions.

6.1.1	Tax-Deferred Account. For each payroll period, the Company, on behalf of any Participant who makes an election to contribute amounts to his or her Tax-Deferred Account pursuant to Section 5.3, above, shall credit such Participant’s Tax-Deferred Account with a notional amount equal to such deferral contribution(s). Such notional contributions shall be credited to the Participant’s Tax-Deferred Account on a monthly basis; except that if a Participant’s contribution to his or her Tax-Deferred Account is attributable to an LTPSP Payment or Stock Award, as described in Section 5.3.5 and Section 5.3.6 above, then such contributions shall be credited to the Participant’s Tax-Deferred Account as soon as administratively practicable following the date on which the LTPSP Payment would, but for the Participant’s election, have been paid to the Participant; or, in the case of a Stock Award, as soon as administratively practicable following the date on which restrictions on the stock subject to the election lapse.

6.1.2	Rohm and Haas Stock Account. The Company, on behalf of any Participant who makes an election pursuant to Section 5.3.6 above regarding the conversion and contribution of “Shares” to his or her Rohm and Haas Stock Account, shall credit such Participant’s Rohm and Haas Stock Account with a notional amount equal to such contribution(s) in the form of Stock Units. Such notional contributions shall be allocated to the Participant’s Rohm and Haas Stock Account as soon as administratively practicable following the date on which the restrictions on the stock subject to the election lapse.

6.2	Company Matching Contributions. The Company shall match each Participant’s contributions to the Plan pursuant to Section 6.1, except that for the purpose of this Section 6.2, contributions attributable to LTPSP Payments and Stock Awards shall be excluded. Such matching contributions shall be made to the Participant’s Rohm and Haas Stock Account in Rohm and Haas Stock Units. The number of Rohm and Haas Stock Units to be contributed shall be 60% of the amount determined by dividing the lesser of (i) the Participant’s eligible contributions for the year, or (ii) 6% of the Participant’s Compensation (excluding Stock Awards and LTPSP Payments), by the Fair Market Value of Rohm and Haas common stock on the date the contribution is allocated.

ARTICLE VII

INVESTMENT OF PARTICIPANT CONTRIBUTIONS

7.1	General. Investment elections under this Article VII are notional only, to be used for the sole purpose of calculating the amount of a Participant’s benefit under the Plan at any time. Actual investments, if any, by the Company to defray the costs of this Plan will be governed by Section 8.3.

7.2	Participant Contributions. Pursuant to Section 6.1 above, and in accordance with Article VIII below, the contributions allocated to a Participant’s Tax-Deferred Account will be invested on a notional basis in the Savings Fund(s) elected by such Participant in the manner prescribed by the qualified Savings Plan, and contributions allocated to a Participant’s Rohm and Haas Stock Account will be invested on a notional basis in the Rohm and Haas Stock Fund. No contributions under this Plan may be allocated to the Rohm and Haas ESOP Fund, and no contributions may be made to the Rohm and Haas Stock Fund, (also called the “Stock Unit” Fund), except as permitted in subsection 5.3.6 above. Any change in a Participant’s investment elections, or a transfer or diversification of funds under this Plan, will have no effect on the Participant’s investment elections in the qualified Savings Plan, or result in a transfer or diversification of funds under the qualified Savings Plan; and vice-versa with respect to changes, transfers, or diversification under the Savings Plan.

7.3	Company Contributions. Pursuant to Section 6.2 above, and in accordance with Article VIII below, all Company matching contributions allocated to the Participant’s Rohm and Haas Stock Account shall be invested on a notional basis in the Rohm and Haas Stock Fund.

7.4	Diversification of Investments in the Rohm and Haas Stock Fund. Investments of both Participant and Company contributions credited to the Rohm and Haas Stock Fund on a notional basis may not be subsequently reallocated to other Savings Funds, except as provided below:

7.4.1	Subject to the restrictions set forth in Section 7.4.2 below, a Participant may diversify his or her notional investments in the Rohm and Haas Stock Fund beginning on the date on which a Participant attains age 55 and has completed five (5) years of Vesting Service with the Company (as defined in the Rohm and Haas Company Retirement Plan) by reallocating or transferring any portion of his or her Rohm and Haas Stock Account into any other available Savings Fund(s).

7.4.2	Any Participant designated as a Section 16b Insider by the Company shall not be eligible to diversify any portion of his or her Rohm and Haas Stock Account as described in Section 7.4.1 above. In addition, any Participant who reallocates any portion of his or her Rohm and Haas Stock Account into any other Savings Fund(s) pursuant to Section 7.4.1 above, may not subsequently reallocate investments into the Rohm and Haas Stock Fund.

7.5	Investment Reallocation. Subject to any limitations which may exist with respect to transfers as provided in the prospectus for a particular Savings Fund, a Participant may elect to transfer any portion of his or her existing Account balance, except for amounts credited to the Rohm and Haas Stock Account, among the available Savings Funds at any time. A Participant may not transfer any portion of his or her existing Account balance into the Rohm and Haas Stock Fund.

Amounts credited to a Participant’s Rohm and Haas Stock Account are subject to the diversification rules described in Section 7.4 above.

ARTICLE VIII

PARTICIPANT ACCOUNTS AND TRUST FUND

8.1	The Administrative Committee shall maintain, or cause to be maintained, for each Participant a Rohm and Haas Stock Account and a Tax-Deferred Account. Notional amounts equal to the value of a Participant’s before-tax contributions shall be credited to the Participant’s Tax-Deferred Account or Rohm and Haas Stock Account by the Company on the Participant’s behalf, as appropriate. Notional amounts equal to the value of the Company’s matching contributions shall be credited to the Participant’s Rohm and Haas Stock Account.

8.2	The notional amount credited to a Participant’s Account will be reduced by any amounts withdrawn.

8.3	Notwithstanding Article VII, the Administrative Committee shall direct the Trustee to establish a Trust Fund for the Plan. The Investment Committee shall direct the investment of such Trust Fund. The actual investment of the Trust Fund need not correspond to actual Participant elections under Section 7.1. As of each Valuation Date, the Trustee will determine the value of each Savings Fund, including Income thereon. The Trustee shall also value the Trust Fund as of each Valuation Date, and report to the Company the difference between the Trust Fund’s actual value and the Savings Fund’s value, as derived from the investment elections by Participants.

8.4	The Investment Committee shall direct the funding of the Trust Fund from time to time as it deems appropriate and in the best interests of Participants and the Company.

ARTICLE IX

VESTING

9.1	A Participant shall at all times be 100% vested in all amounts credited to his or her Account.

9.2	A Participant with funds transferred from an account under the Morton International, Inc. Supplemental Employee Savings and Investment Plan (a “SESIP Account”) shall become 100% vested in the amount of such funds as of the date of transfer.

ARTICLE X

DISTRIBUTION OF ACCOUNTS

10.1	Timing of Distribution.

10.1.1	Elected by Participant. A Participant may elect, at the time of his or her initial deferral of Compensation, to receive distribution of his or her Account commencing on:

(a)	the Participant’s Separation from Service; or

(b)	a Scheduled Benefit Distribution Date; or

(c)	the earlier to occur of the events described in subparagraphs (a) and (b).

10.1.2	Other Distribution Events. Notwithstanding the foregoing, distributions may be made prior to the time elected by the Participant upon the earliest to occur of the following events:

(a)	the Participant dies;

(b)	the Participant becomes Disabled; and

(c)	the occurrence of a Change in Control.

10.1.3	Distributions to Specified Employees. In the case of any Participant who is a Specified Employee, a distribution payable on account of such Participant’s Separation from Service shall not commence until six months after the date of such Separation from Service (or, if earlier, the date of the Participant’s death).

10.1.4	Distributions shall commence as soon as is administratively feasible following the applicable distribution event. If distribution is made on account of the Participant’s death, such distribution shall be made to his or her Beneficiary(ies). All decisions made by the Administrative Committee in good faith and based upon affidavit or other evidence satisfactory to the Administrative Committee regarding questions of fact in the determination of the identity of such Beneficiary(ies) shall be conclusive and binding upon all parties, and payment made in accordance therewith shall satisfy all liability hereunder.

10.2	Forms of Benefit.

10.2.1	Distribution on Account of Separation from Service or at a Specified Time. Distributions made on account of the events set forth in Section 10.1.1 shall be paid as provided in sub-paragraphs (a) or (b) below.

(a)	A Participant may elect, during the time or times set forth in Section 5.4 and/or Section 5.5 (as applicable), to receive distribution of his or her Account:

(i)	in a single sum payment; or

(ii)	in installment payments over a term of years selected by the Participant, which shall not exceed (1) in the case of an unmarried Participant, the Participant’s life expectancy or (2) in the case of a married Participant, the joint life expectancies of the Participant and the Participant’s spouse. The life expectancies to be used will be determined from tables issued by the Internal Revenue Service and will not be subject to recalculation after payments begin. The amount of the payment to be made each year (at intervals determined by the Administrative Committee) will be determined by multiplying the balance of the Participant’s Account at the end of the previous year by a fraction, the numerator of which will be one (1) and the denominator of which will be the original term of years reduced by the number of years during which payments have already been made. If the Participant dies (or in the case of a married Participant, both the Participant and the Participant’s spouse die) before all of the scheduled installment payments have been made, any remain-

ing payments shall be paid as soon as is administratively feasible in a single sum to such Participant’s Beneficiary(ies). All decisions made by the Administrative Committee in good faith and based upon an affidavit or other evidence satisfactory to the Administrative Committee regarding questions of fact in the determination of the identity of such Beneficiary(ies) shall be conclusive and binding upon all parties, and payment made in accordance therewith shall satisfy all liability hereunder.

(b)	If a Participant fails to elect a form benefit as provided in subparagraph (a), his or her Account shall be paid in a single lump sum.

10.2.2	Other Distributions. Distributions made on account of the events set forth in Section 10.1.2 shall be distributed in a single lump sum as soon as is administratively feasible following the applicable distribution event.

If distribution is made on account of the Participant’s death, such distribution shall be made to his or her Beneficiary(ies). All decisions made by the Administrative Committee in good faith and based upon an affidavit or other evidence satisfactory to the Administrative Committee regarding questions of fact in the determination of the identity of such Beneficiary(ies) shall be conclusive and binding upon all parties, and payment made in accordance therewith shall satisfy all liability hereunder.

10.3	Change in Time of Distribution and Form of Benefit.With respect to previously deferred Compensation, a Participant may elect to change the time of distribution elected pursuant to Section 10.1.1 and/or the form of benefit elected pursuant to Section 10.2.1 (a “subsequent election”), if the following requirements are met:

10.3.1	The subsequent election shall not take effect for at least twelve (12) months after the date of such subsequent election;

10.3.2	The first payment with respect to such subsequent election shall not be made until at least five (5) years after the date on which distribution would have otherwise begun; provided that earlier distribution may be made in the event of the Participant’s death or Disability;

10.3.3	If applicable, the subsequent election shall be made at least 12 months prior to a Scheduled Benefit Distribution Date; and

10.3.4	In no event shall a Participant be permitted to change his or her elected form of benefit from installment payments to a single lump sum if such change would result in a material acceleration of payment, as provided in regulations and other guidance issued under section 409A of the Code.

10.4	Permitted Acceleration of Payment. Notwithstanding the Participant’s elected time and form of distribution pursuant to Section 10.2 and the restrictions of Section 10.3, the time or schedule of a payment shall be accelerated in the following circumstances:

10.4.1	Payment shall be made to the extent necessary to comply with a domestic relations order (as defined in section 414(p)(1)(B) of the Code) that meets the requirements of the Company’s domestic relations order procedures applicable to non-qualified plans, if such payment is made to an individual other than the Participant.

10.4.2	Payment shall be made to the extent necessary to comply with a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

10.4.3	Payment of a Participant’s entire Account shall be made upon his or her Separation from Service, provided that (i) the payment is made on or before the later of (A) the December 31 of the calendar year in which the Participant’s Separation from Service occurs or (B) the date that is two and one-half (2-1/2) months after the Participant’s Separation from Service and (ii) the payment is not greater than $10,000.

10.4.4	Payment shall be made to the extent necessary to satisfy any applicable federal, state and local tax withholding requirements.

10.5	Form of Distribution.

10.5.1	Tax-Deferred Account. Amounts from a Participant’s Tax-Deferred Account shall be distributed in cash.

10.5.2	Rohm and Haas Stock Account. Stock Units notionally credited to a Participant’s Rohm and Haas Stock Account shall be distributed in Company common stock shares. The amount of such shares to be distributed shall equal the number of whole Stock Units, plus a cash payment equal to the Fair Market Value on the date of distribution of any fractional Stock Units, which are credited to the Participant’s Account as of the date of distribution.

ARTICLE XI

REEMPLOYMENT

11.1	If a Participant’s employment is terminated, and he or she is subsequently reemployed as an Employee eligible to participate in the Plan under Article IV, such eligible Employee may again participate in the Plan in accordance with Article V.

ARTICLE XII

ADMINISTRATION OF THE PLAN

12.1	The Administrative Committee will be responsible for the administration of the Plan and is designated as the Plan’s agent to receive service of process. All matters relating to the administration of the Plan, including the duties imposed upon the Plan administrator by law, except those duties relating to the control or management of Plan assets, shall be the responsibility of the Administrative Committee. The Investment Committee will have the authority and responsibility to control and manage the assets of the Plan. Members of both the Administrative Committee and the Investment Committee shall be appointed and removed by the Chief Executive Officer, or his or her designee.

12.2	The Administrative Committee shall have the full responsibility to represent the Company and the Participants in all things it may deem necessary for the proper administration of the Plan. Subject to the terms of the Plan, the decision of the Administrative Committee upon any question of fact, interpretation, definition or procedure relating to the administration of the Plan shall be conclusive. The responsibilities of the Administrative Committee shall include the following:

12.2.1	Verifying all procedures by which payments to Participants and their Beneficiaries are authorized;

12.2.2	Deciding all questions relating to the eligibility of Employees to become Participants in the Plan;

12.2.3	Interpreting the provisions of the Plan in all particulars;

12.2.4	Establishing and publishing rules and regulations for carrying out the Plan;

12.2.5	Preparing an individual record for each Participant in the Plan, which shall be available for examination by such Participant, the Investment Committee and its members, or other authorized persons; and

12.2.6	Reviewing and answering any denied claim for benefits that has been appealed to the Administrative Committee under the provisions of Section 14.6.

12.3	The following general provision shall govern the actions of either the Administrative or Investment Committee:

12.3.1	The Committee shall choose a chairman from its members and shall appoint a secretary who shall keep minutes of the Committee’s proceedings and shall be responsible for preparing such reports as may be advisable for the administration of the Plan. The Committee may employ and compensate such advisory, clerical, and other employees as it may deem reasonable and necessary to the performance of its duties.

12.3.2	The action of the Committee shall be determined by a majority vote of all its members, except that no member of the Committee may vote on any question relating specifically to himself or herself.

12.3.3	The members of the Committee shall serve without compensation for their services as such. All expenses of the Committee shall be paid by the Company.

12.3.4	The chairman or the secretary of the Committee may execute any written direction on behalf of the Committee.

12.3.5	The Committee may, at its discretion, allocate among its members or to other persons those functions and responsibilities which it deems advisable for the efficient and effective operation and management of the Plan.

12.3.6	Except as expressly provided, neither the Committee nor any member thereof shall be in any way subject to any suit or litigation or to any legal liability for any cause or reason or thing whatsoever in connection with the administration or financial performance of the Plan.

ARTICLE XIII

PLAN AMENDMENT; FUTURE OF THE PLAN

13.1	Plan Amendment. The Company reserves the right to amend the Plan at any time and from time to time, in any fashion, including such amendments as are necessary to comply with the requirements of the AJCA and the regulations and other guidance issued thereunder.

13.2	Expiration of the Plan. The Plan will expire on December 31, 2014. The Company reserves the right at any time before that date to reduce, suspend or discontinue payments to be made by it as provided hereunder. The Company reserves the right to discontinue the Plan at any time. However, in no event shall a discontinuance of the Plan cause the distribution of Accounts prior to the time or times provided in Article X. In the event of a Change in Control, the Company may in its discretion terminate the Plan and distribute all Accounts to Participants within 12 months after such Change in Control.

ARTICLE XIV

GENERAL PROVISIONS

14.1	The right of any Participant, or Beneficiary to receive future payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Company. Any trust, and any other fund, account, contract or arrangement that the Company chooses to establish for the future payment of benefits under this Plan to a Participant or Beneficiary shall remain part of the Company’s general assets and no person claiming payments under the Plan shall have any right, title or interest in or to any such trust, fund, account, contract or arrangement.

14.2	Where appropriate, and wherever the singular is used, it shall be interpreted as including the plural.

14.3	To the extent permitted by law, payments to and benefits under the Plan shall not be assignable. To the extent permitted by law, such payments and benefits shall not be subject to attachment by creditors of, or through legal processes against, any Participant or Beneficiary.

14.4	Participation in the Plan shall not give any Employee the right to be retained in the service of the Company, nor any right or claim to annuity income unless such right has specifically accrued under the terms of the Plan.

14.5	If any person entitled to receive any benefits hereunder is a minor, or is deemed by the Administrative Committee or is adjudged to be legally incapable of giving a valid receipt and discharge for such benefits, they will be paid to the duly appointed guardian, custodian or committee of such minor or incompetent, or they may be paid to such persons who the Administrative Committee believes are caring for or supporting such minor or incompetent.

14.6	Any Participant or Beneficiary who claims to be entitled to the payment of a benefit under the Plan, should bring the matter to the attention of the Company, normally through a local personnel department. If a specific claim as to the amount of any benefit, the method of payment or any other matter under the Plan is denied, the claimant will be provided with a written notice, normally within 90 days of the date the claim was filed. The notice will include:

14.6.1	the specific reason or reasons for the denial;

14.6.2	the specific reference or references to the Plan provisions on which the denial is based;

14.6.3	a notice that the claimant or the claimant’s duly authorized representative may appeal the denial to the Administrative Committee within 60 days; and

14.6.4	a description of any additional information or material necessary to perfect the claim and an explanation of the need for such material or information.

In the event of an appeal, the claimant or the claimant’s representative, may submit a written application for review of the denial, may examine documents relating to this Plan or the claim, and may submit written issues, comments, and documents. Such appeal will be promptly considered by the Administrative Committee.

14.7	Except insofar as the law of Pennsylvania has been superseded by Federal law, Pennsylvania law shall govern the construction, validity and administration of this Plan.

To record the adoption of this Plan, Rohm and Haas Company has caused its authorized officers to execute the Plan and to affix its corporate name and seal this                      day of                                         , 2005.

[CORPORATE SEAL]	ROHM AND HAAS COMPANY

Attest:	By:

APPENDIX A

INVESTMENT FUNDS

SAVINGS FUNDS

Vanguard Life Strategy Income Fund
Vanguard Life Strategy Conservative Growth Fund
Vanguard Life Strategy Moderate Growth Fund
Vanguard Life Strategy Growth Fund
Rohm & Haas Fixed Income Fund
Vanguard Total Bond Market Index Fund
Vanguard 500 Index Fund
Vanguard Extended Market Index Fund
Vanguard Developed Markets Index Fund
Vanguard Value Index Fund
Vanguard Growth Index Fund
Vanguard Small-Cap Value Index Fund
Vanguard Small-Cap Growth Index Fund
Vanguard European Stock Index Fund
Vanguard Pacific Stock Index Fund
MFS Massachusetts Investors Growth Fund
Davis New York Venture Fund
Third Avenue Value Fund
American Century International Fund

Rohm and Haas Stock Fund (or “Stock Unit Fund”)

NOT AVAILABLE FOR INVESTMENT OF EMPLOYEE CONTRIBUTIONS:

Rohm & Haas ESOP Fund

APPENDIX C

PRE-APPROVAL POLICIES AND PROCEDURES
FOR AUDIT AND NON-AUDIT SERVICES
PROVIDED BY PWC FOR 2005

A.	Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee is setting out policies and procedures for the approval of performance of services by the Company’s independent registered public accounting firm. These policies and procedures are intended to comply with the SEC rules requiring that the policies and procedures be detailed as to the particular services to be provided, that the Audit Committee be informed about each service and that these policies and procedures do not result in the delegation of the Audit Committee’s authority to management.

Annually, the Audit Committee will set a budget for both “audit” and permitted “non audit” services which may be provided by the Company’s independent registered public accounting firm. “Non-audit services” shall, for these purposes, include services relating to “audit-related fees,” “tax fees” and “all other fees” as defined by Item 9(e) of Schedule 14A. The Audit Committee, the Chair of the Audit Committee or in his absence, any member of the Audit Committee is authorized to approve the hiring of PwC for audit and non-audit work.

Management will report to the Audit Committee at every regularly scheduled meeting, each service provided by PwC and the total fees paid to PwC for all such services to date during the current fiscal year.

The schedule of approved services and amounts are attached.

B.	Pre-Approved Categories of Services and Monetary Limits for 2005

SERVICE	PRE-APPROVED LIMITS

1. Audit
• All services performed to comply with GAAS	$1,000,000 for the first quarter work
• Comfort letters
• Issuance of consents
• Audit of implementation of new accounting and financial reporting standards
• Statutory audits
• Attest services that are required by statute or regulation
• Assistance with and review of documents filed with the SEC

2. Audit-Related
• Employee benefit plan audits	$0 Any project must be pre-approved
• Due diligence related to mergers, acquisitions and dispositions
• Accounting consultations and audits in connection with acquisitions
• Internal control reviews
• Attest services that are not required by statute or regulation
• Consultation concerning financial accounting and reporting standards

3. Tax
• Completion of activity approved in 2004	$188,000
• Access to Legislative Monitoring Service	$ 25,000

NOTICE OF 2005 ANNUAL MEETING AND PROXY STATEMENT

This Document has been printed entirely on recycled paper.

©Rohm and Haas Company, 2005

ROHM AND HAAS COMPANY

c/o EquiServe Trust Company, N.A.
P.O. Box 8694
Edison, NJ 08818-8694

RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY.

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Your vote is important. Please vote immediately.

Vote-by-Internet

1.	Log on to the internet and go to http://www.eproxyvote.com/roh

2.	With this form in front of you, follow the easy steps outlined on the secured website.

OR

Vote-by-Telephone

1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	With this form in front of you, follow the easy recorded instructions.

If you vote over the internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☑

Please mark
votes as in
this example.

1.	Election of Directors

(01) W.J. Avery	(08) S.O. Moose
(02) R.L. Gupta	(09) G.S. Omenn
(03) D.W. Haas	(10) G.L. Rogers
(04) T.W. Haas	(11) R.H. Schmitz
(05) R.L. Keyser	(12) G.M. Whitesides
(06) R.J. Mills	(13) M.C. Whittington
(07) J.P. Montoya

FOR ALL NOMINEES	☐	WITHHOLD FROM ALL NOMINEES	☐

☐

For all nominees except as noted above

ROHM AND HAAS COMPANY

		FOR	AGAINST	ABSTAIN
2.	Adoption of the 2005 Rohm and Haas Company Non-Employee Directors’ Stock Plan.	☐	☐	☐
3.	Adoption of the 2005 Rohm and Haas Company Non-Qualified Savings Plan.	☐	☐	☐
4.	Ratification of PricewaterhouseCoopers LLP as Rohm and Haas Company’s independent auditor for 2005.	☐	☐	☐
5.	To transact any other business as may properly come before the meeting.	☐	☐	☐

Mark box at right if an address change or comment has been noted on the reverse side of this card. Please be sure to sign and date this Proxy.				☐

     Signature:                                                   Date:                       Signature:                                                    Date:

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ROHM AND HAAS COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proxy For Annual Meeting Of Stockholders — May 2, 2005

The undersigned hereby appoints R.L. Gupta and S.O. Moose and both of them, with power of substitution, as proxies at the annual meeting of stockholders of ROHM AND HAAS COMPANY to be held on May 2, 2005, and at any adjournment thereof, and to vote shares of stock of the Company which the undersigned would be entitled to vote if personally present. If the undersigned participates in the Rohm and Haas Employee Stock Ownership and Savings Plans, the undersigned also hereby directs the Trustees of the Employee Stock Ownership Trust and the Non-ESOP Thrift Fund to vote shares held in the Trusts as indicated on this card; failure to return this proxy constitutes an instruction to the Trustees to vote shares as directed by other participants.

This proxy will be voted as directed on the reverse side, but in the absence of such direction this proxy will be voted FOR the election of all nominees for director, FOR the approval of all proposals and FOR the ratification of PricewaterhouseCoopers LLP as Rohm and Haas Company’s independent auditor.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on this proxy card. Joint owners should each sign personally.
When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?